Filed Pursuant to Rule 424(b)(2)

Registration No. 333-162119

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Senior Notes due 2016	$325,000,000	100%	$325,000,000	$37,732.50

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(to Prospectus dated February 24, 2010)

$325,000,000

MF Global Holdings Ltd.

6.250% Senior Notes due 2016

Offering Price: 100.00%

We are offering $325,000,000 in aggregate principal amount of 6.250% Senior Notes due 2016 (the “notes”).

Maturity – August 8, 2016.

Interest – The notes have a fixed annual interest rate of 6.250%, which will be paid every six months on February 8 and August 8. The interest rate is subject to adjustment upon certain rating agency adjustments and upon a key man event as described under “Description of Notes—Interest Rate Adjustments”.

Ranking – The notes will be our senior unsecured obligations and will rank equal in right of payment with any of our existing and future senior unsecured and unsubordinated indebtedness, including our 1.875% Convertible Senior Notes due 2016, our 9.00% Convertible Senior Notes due 2038, our 3.375% Convertible Senior Notes due 2018, amounts outstanding under our liquidity facility (as defined herein) and the guarantee of MF Global Holdings Ltd. under the secured credit facility (as defined herein). The notes will rank senior in right of payment to any of our future indebtedness that is expressly subordinated to the notes. The notes will be effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness. The notes are structurally subordinated to all existing and future indebtedness (including trade payables) of our subsidiaries and amounts outstanding under the secured credit facility.

Optional Redemption – We may redeem the notes in whole or in part at any time at our option at a redemption price equal to 100% of the principal amount of the notes being redeemed plus a make-whole premium, if any, together with accrued and unpaid interest to the redemption date.

Mandatory Offer to Repurchase – Upon the occurrence of a change of control triggering event, we must offer to repurchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

The notes will not be listed on any national securities exchange. Currently there is no public market for the notes.

Investing in the notes involves a high degree of risk. Please read “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 6 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our affiliates, including MF Global Inc., may use this prospectus supplement in a market-making transaction in the notes after their initial sale.

	PUBLIC OFFERING PRICE (1)	UNDERWRITING DISCOUNT	PROCEEDS, BEFORE EXPENSES, TO US
Per note	100.00%	1.50%	98.50%
Total	$325,000,000	$4,875,000	$320,125,000
(1)	Plus accrued interest, if any, from August 8, 2011, to the date of delivery.

The underwriters expect to deliver the notes on August 8, 2011.

Sole Book-Running Manager

Jefferies

Co-Managers

BofA Merrill Lynch

BMO Capital Markets	COMMERZBANK	Natixis

Lebenthal & Co., LLC	Sandler O’Neill + Partners, L.P.	US Bancorp

Prospectus Supplement dated August 3, 2011

Prospectus Supplement

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Prospectus

We are responsible for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus we may authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone to give you any other information, and take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or any free writing prospectus we may authorize to be delivered to you is accurate as of any date other than the dates thereon. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying base prospectus (the “accompanying prospectus”), which is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. In this prospectus supplement, we provide you with specific terms of this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement made in this prospectus supplement is inconsistent with a statement made in the accompanying prospectus or any previously filed documents incorporated by reference, the statements made in the accompanying prospectus or any previously filed documents incorporated by reference are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described below under the heading “Where You Can Find Additional Information.”

In this prospectus supplement and the accompanying prospectus, references to “we,” “our” or “us” mean MF Global Holdings Ltd., a Delaware corporation, and its consolidated subsidiaries, except as otherwise noted or the context otherwise requires, and references to “MF Global” mean MF Global Holdings Ltd. and do not include its consolidated subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement and do not contain all of the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

We incorporate by reference into this prospectus supplement the following documents or information filed by us with the SEC:

(1)	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, filed on May 20, 2011;
(2)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, filed on August 3, 2011;

(3)	Our Current Reports on Form 8-K, filed on June 17, 2011, July 28, 2011 and August 3, 2011;

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(4)	Our Definitive Proxy Statement on Schedule 14A for the Annual Shareholders’ Meeting on August 11, 2011, filed on July 7, 2011; and

(5)	All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement and before the termination of this offering.

Notwithstanding the foregoing, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits, nor any documents or other information that is deemed to have been “furnished” and not “filed” with the SEC.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 717 Fifth Avenue, New York, New York 10022, telephone 1-800-596-0523, and email investorrelations@mfglobal.com.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus supplement statements that may constitute “forward-looking statements.” You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “targets,” “goal,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks and uncertainties described under “Risk Factors.” Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. Forward-looking statements in this prospectus supplement include, but are not limited to, statements about:

■	expectations regarding the business environment in which we operate and the trends in our industry, such as changes in trading volumes and interest rates;

■	our liquidity requirements and our ability to obtain access to necessary liquidity;

■	our ability to execute our business strategy and strategic plan;

■	our planned transition of our business from a broker into a commodities and capital markets focused investment bank;

■	fluctuations in interest rates and currency exchange rates and their possible effects on our business;

■	our ability to continue to provide value-added brokerage services;

■	our ability to maintain trading volumes and market share;

■	our ability to continue to diversify our service offerings;

■	our ability to pursue opportunities to improve operating margins or profitability;

■	our ability to expand our business in existing or new geographic regions;

■	our ability to continue to expand our business through acquisitions or organic growth;

■	the effects of pricing and other competitive pressures on our business as well as our perceptions regarding our business’ competitive position;

■	our accuracy regarding our expectations of our revenues and various costs and of expected cost savings;

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■	the timing of, and our ability to, return to profitability;

■	our exposure to client and counterparty default risks as well as the effectiveness of our risk management;

■	our exposure to market, issuer default and other risks from our principal transactions;

■	our exposures to credit, counterparty and concentration risk;

■	our ability to maintain our credit rating and the effects that changes to our credit rating would have on our business and operations;

■	our ability to retain existing clients and attract new ones;

■	our ability to retain our management team and other key employees;

■	the likelihood of success in, and the impact of, litigation or other legal or regulatory challenges involving our business;

■	the impact of any changes in domestic and foreign regulations or government policy, including any changes or reviews of previously issued regulations and policies;

■	changes in exchange membership requirements;

■	changes in our taxes and tax rate;

■	our ability to maintain our existing technology systems and to keep pace with rapid technological developments;

■	the effects of financial reform legislation and related rule making of regulatory agencies;

■	our expectations regarding the use of the net proceeds from this offering; and

We caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus supplement after the date of this prospectus supplement.

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SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all the information you should consider before deciding whether to purchase the notes. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the section entitled “Risk Factors” herein and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011 (the “Annual Report”), before making an investment decision.

MF Global Holdings Ltd.

We are one of the world’s leading brokers in markets for commodities and listed derivatives. We provide access to more than 70 exchanges globally and are a leader by volume on many of the world’s largest derivatives exchanges. We are also an active broker-dealer in markets for commodities, fixed income securities, equities, and foreign exchange. We are one of 20 primary dealers authorized to trade U.S. government securities with the Federal Reserve Bank of New York. In addition to executing client transactions, we provide research and market commentary to help clients make trading decisions, as well as providing clearing and settlement services. We are also active in providing client financing and securities lending services.

We are headquartered in the United States, and have operations globally, including in the United Kingdom, Australia, Singapore, India, Canada, Hong Kong, and Japan. Our priority is serving the needs of our diversified global client base, which includes a wide range of institutional asset managers and hedge funds, professional traders, corporations, sovereign entities, and financial institutions. We also offer a range of services for individual traders and introducing brokers.

As of June 30, 2011, we had 2,857 employees. We have organized our business on a global basis to offer clients an extensive array of products across a broad range of markets and geographies. We seek to tailor our offerings from market to market to meet the demands of our clients by providing the most compelling products and services possible, while remaining within the regulations of a particular jurisdiction.

We derive revenues from three main sources: (i) commissions generated from execution and clearing services; (ii) principal transactions revenue, generated both from client facilitation and proprietary activities, and (iii) net interest income from cash balances in client accounts maintained to meet margin requirements, as well as interest related to our collateralized financing arrangements and principal transactions activities.

We have recently announced a new strategic direction for MF Global. Under our new strategic plan, we intend to transform our business from a broker to a commodities and capital markets focused investment bank during the next three to five years. For more information on this plan of development and the associated risks, see our Annual Report, which is incorporated herein by reference.

Our principal executive offices are located at 717 Fifth Avenue, New York, New York 10022, and our telephone number is (212) 589-6200. Our registered office is located in the State of Delaware at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. Our website can be accessed at www.mfglobal.com. The contents of our website are not part of this prospectus supplement.

RECENT DEVELOPMENTS

On July 28, 2011, we announced the pricing of an underwritten public offering of $325 million aggregate principal amount of 3.375% Convertible Senior Notes due August 1, 2018 (the “2018 Convertible Senior Notes”). We also granted the underwriters in that offering a 30-day option to purchase up to an additional $45 million aggregate principal amount of 2018 Convertible Senior Notes. The offering for the 2018 Convertible Senior Notes closed on August 2, 2011.

We used a portion of the net proceeds from the offering of the 2018 Convertible Senior Notes to fund the cost of the convertible note hedge transactions that we entered into in connection with such offering (after such cost was partially offset by the proceeds that we received from warrant transactions that we simultaneously entered into). In addition, we repurchased approximately $109.1 million aggregate principal amount of our outstanding 9% convertible senior notes due 2038 (the “2038 Convertible Senior Notes”) from a limited number of holders of such notes in privately-negotiated transactions. We used approximately $130.6 million of the net proceeds from the offering of the 2018 Convertible Senior Notes to complete such repurchases and to pay all related fees and expenses. We intend to use any remaining net proceeds from the 2018 Convertible Senior Notes offering for general corporate purposes, and may use a portion of such remaining proceeds to repay amounts under our $1.2 billion unsecured, committed revolving credit facility, which we refer to as our liquidity facility.

OFFERING SUMMARY

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. In this section, “we”, “us” and “our” refer only to MF Global Holdings Ltd. and not to any of our subsidiaries.

Issuer	MF Global Holdings Ltd., a Delaware corporation.

Securities Offered	$325,000,000 aggregate principal amount of 6.250% Senior Notes due 2016.

Maturity Date	August 8, 2016 unless earlier redeemed or repurchased.

Interest	6.250% per year. Interest will accrue from the date of issuance (which is scheduled for August 8, 2011) or from the most recent date to which interest has been paid or duly provided for, and will be payable semiannually in arrears on February 8 and August 8 of each year, beginning on February 8, 2012.

Interest Rate Adjustments	Rating Agency Adjustments

The interest rate applicable to the notes will be subject to adjustment from time to time if the debt rating applicable to the notes is downgraded under the circumstances described under the heading “Description of Notes—Interest Rate Adjustments—Rating Agency Adjustments.”

Key Man Event

In addition, the interest rate applicable to the notes will be subject to an increase of 1.00% upon the departure of Mr. Corzine as our full time chief executive officer due to his appointment to a federal position by the President of the United States and confirmation of that appointment by the United States Senate prior to July 1, 2013, as described further under the heading “Description of Notes—Interest Rate Adjustments—Key Man Event.”

These adjustments will no longer be applicable if the notes are rated above certain ratings thresholds. See “Description of Notes—Interest Rate Adjustments.”

Ranking	The notes will be our senior unsecured obligations and will rank:

■	senior in right of payment to any future indebtedness we may have that is expressly subordinated in right of payment to the notes;

■

equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated, including our 2038 Convertible Senior Notes, our 1.875% Convertible Senior Notes due 2016 (the “2016 Convertible Senior Notes”), our 2018 Convertible Senior Notes, amounts outstanding under our liquidity facility and the guarantee of MF Global Holding Ltd. under a secured, revolving credit facility (which we refer to as the “secured credit facility”) entered into by our subsidiary MF Global Inc.;

■	effectively subordinated to any of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

■

structurally subordinated to all existing and future indebtedness (including trade payables) of our subsidiaries, amounts outstanding under the secured credit facility, as well as to any of our existing or future indebtedness that may be guaranteed by any of our subsidiaries (to the extent of any such guarantee, including the guarantees of our subsidiaries under the liquidity facility and the secured credit facility).

As of June 30, 2011, after giving effect to the assumed issuance of $325 million aggregate principal amount of our 2018 Convertible Notes (including the debt discount associated with such notes but excluding the underwriters’ $45 million option) and the use of a portion of the net proceeds to repurchase approximately $109.1 million of our 2038 Convertible Senior Notes, our total consolidated indebtedness (excluding trade payables, as defined under “Description of the Notes—Ranking”) was $1 billion, none of which was secured indebtedness and $24.1 million of which was indebtedness of our subsidiaries to third parties (excluding trade payables and the guarantees of our subsidiaries under the liquidity facility and secured credit facility). After giving further effect to the issuance of the notes and the expected use of net proceeds therefrom, our total consolidated indebtedness at such date would have been approximately $1.2 billion (excluding trade payables). See “Capitalization.”

The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur.

No Guarantees	The notes will not be guaranteed by any of our subsidiaries.

Sinking Fund	None.

Optional Redemption	We may redeem the notes, in whole or in part, at any time at our option. See “Description of Notes—Optional Redemption.”

Change of Control Repurchase Event	Upon the occurrence of a Change of Control Repurchase Event (as defined herein), we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the date of purchase. See “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event.”

Certain Covenants	The indenture governing the notes contains covenants limiting our ability and our subsidiaries’ ability to:

■	create certain liens; and

■	consolidate, amalgamate or merge with, or convey, transfer or lease all or substantially all of our assets to, another person, unless the successor assumes our obligations on the notes.

Each of these covenants is subject to a number of significant exceptions. You should read “Description of Notes—Certain Covenants” for a description of these covenants.

Further Issuances

We may create and issue additional notes, from time to time, ranking equally with the notes initially offered in this offering and otherwise similar in all respects (other than the issue date, public offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Any additional notes would be consolidated and form a single series with the notes.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $319.7 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use at least $100 million of the net proceeds of this offering to repay outstanding indebtedness under our liquidity facility. We expect to use the remainder of the net proceeds for general corporate purposes, including, without limitation, as working capital for our broker-dealer subsidiaries. See “Use of Proceeds.”

Book-Entry Form	The notes will be issued only in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes	Prior to this offering, there was no public market for the notes, and we do not intend to list the notes on any national securities exchange. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We have been informed by the representative of the underwriters that it currently intends to make a market in the notes after this offering is completed. However, it is not obligated to do so, and may cease market-making at any time and without notice.

Trustee and Paying Agent	Deutsche Bank Trust Company Americas.

Governing Law	New York

Conflicts of Interest	Affiliates of certain of the underwriters of this offering may receive 5% or more of the net proceeds of this offering by reason of the repayment of outstanding indebtedness under our liquidity facility. Accordingly, those underwriters may have a “conflict of interest” within the meaning of FINRA Rule 5121, and this offering will be conducted pursuant to the requirements of that rule. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Risk Factors	Investing in the notes involves risks. Before investing in the notes, you should carefully read and consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” and in the documents incorporated by reference herein.

SUMMARY SELECTED FINANCIAL DATA

The following tables present certain selected financial data for our business as of the dates and for the periods indicated. The summary historical statement of operations data for the three months ended June 30, 2011 and 2010 and balance sheet data as of June 30, 2011 and 2010 have been derived from our historical unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011 and filed on August 3, 2011 (the “Quarterly Report”), which is incorporated herein by reference. We have prepared the unaudited consolidated interim financial information set forth below on the same basis as our audited consolidated financial statements, and have included all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair presentation of our financial position and operating results for such periods. The interim results set forth below are not necessarily indicative of results for the fiscal year ending March 31, 2012 or for any other period. The summary historical statement of operations data for the fiscal years ended March 31, 2011, 2010 and 2009 and balance sheet data as of March 31, 2011 and 2010 have been derived from our historical audited consolidated financial statements included in our Annual Report, which is incorporated herein by reference. The selected historical statement of operations data for the fiscal years ended March 31, 2008 and 2007 and balance sheet data as of March 31, 2009, 2008 and 2007 presented in this table have been derived from Item 6 of our Annual Report.

Our historical results are not necessarily indicative of future operating results. These tables should be read in conjunction with, and are qualified in their entirety by reference to, our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report, as well as the information in the Quarterly Report, both of which are incorporated by reference.

	THREE MONTHS ENDED JUNE 30,		YEAR ENDED MARCH 31,
	2011	2010	2011	2010	2009	2008	2007 (1)
	(unaudited)			(in millions, except per share data)
Statement of Operations Revenues
Commissions	$364.7	$376.6	$1,433.9	$1,386.0	$1,642.4	$2,014.8	$1,666.5
Principal transactions	116.8	66.3	243.2	151.0	280.1	283.7	313.6
Interest income	112.2	114.2	516.5	415.3	816.6	3,440.0	4,010.1
Other	7.5	11.9	39.9	42.4	112.4	54.1	37.8

Total revenues	611.24	569.1	2,233.6	1,994.7	2,851.6	5,792.6	6,028.0
Interest and transaction-based expenses:
Interest expense	41.6	45.4	229.7	137.3	431.9	2,937.9	3,673.0
Execution and clearing fees	186.5	175.2	681.1	601.8	741.0	927.4	700.4
Sales commissions	68.7	59.0	253.7	240.6	252.0	291.0	275.9

Total interest and transaction-based expenses	296.7	279.7	1,164.5	979.7	1,424.9	4,156.2	4,649.3
Revenues, net of interest and transaction-based expenses	314.5	289.4	1,069.1	1,015.0	1,426.7	1,636.3	1,378.7

Expenses
Employee compensation and benefits (excluding non-recurring IPO awards)	171.1	155.4	620.7	668.4	787.6	889.5	833.9
Employee compensation related to non-recurring IPO awards	—	8.6	12.4	31.8	44.8	59.1	—
Communications and technology	39.1	31.4	134.4	118.6	122.6	118.7	102.2
Occupancy and equipment costs	16.0	11.1	51.2	39.4	44.8	35.6	29.8
Depreciation and amortization	10.3	10.5	44.4	55.1	57.8	54.8	46.8
Professional fees	24.0	18.1	75.2	85.6	97.9	80.7	50.3
General and other	22.1	19.5	117.2	115.7	102.5	109.6	97.4
PAAF legal settlement	—	—	—	—	—	76.8	—
Broker related loss	—	—	—	—	—	141.0	—
IPO-related costs	—	—	—	0.9	23.1	56.1	33.5
Restructuring charges	2.1	9.8	25.5	—	—	—	—
Impairment of intangible assets and goodwill	.7	.8	19.8	54.0	82.0	—	—

Total other expenses	285.4	265.3	1,101.0	1,169.5	1,363.1	1,624.6	1,193.9
Gains on exchange seats and shares	2.2	2.0	2.7	8.5	15.1	79.5	126.7
Net gain on settlement of legal proceeding	—	—	—	—	—	—	21.9
Loss on extinguishment of debt	—	—	4.1	9.7	—	18.3	—
Interest on borrowings	13.8	9.5	42.9	39.7	68.6	69.3	43.8

(Loss)/income before provision for income taxes	17.6	16.6	(76.3)	(195.4)	9.9	3.6	289.7
Provision/(benefit) for income taxes	4.8	8.1	5.2	(56.3)	41.9	66.6	100.0

	THREE MONTHS ENDED JUNE 30,		YEAR ENDED MARCH 31,
	2011	2010	2011	2010	2009	2008	2007 (1)
	(unaudited)			(in millions, except per share data)
Equity in income/(loss) of unconsolidated companies (net of tax)	.8	.6	2.7	3.8	(16.2)	(1.7)	0.1

Net (loss)/income	13.6	9.1	(78.8)	(135.3)	(48.1)	(64.7)	189.7
Net income attributable to noncontrolling interest (net of tax)	.3	.2	2.4	1.7	1.0	4.9	1.7

Net (loss)/income attributable to MF Global Holdings Ltd.	$13.3	$8.8	$(81.2)	$(137.0)	$(49.1)	$(69.5)	$188.0

Weighted average number of basic shares outstanding (2)	164,272,690	130,196,655	154,405,951	123,222,780	121,183,447	115,027,797	103,726,453
Weighted average number of diluted shares outstanding (2)	164,293,357	133,999,818	154,405,951	123,222,780	121,183,447	115,027,797	103,726,453
Basic (loss)/earnings per share (3)	$0.05	$0.01	$(1.00)	$(1.36)	$(0.58)	$(0.60)	$1.81
Diluted (loss)/earnings per share (3)	$0.05	$0.01	$(1.00)	$(1.36)	$(0.58)	$(0.60)	$1.81
Dividends declared per share (4)	$—	$—	$—	$—	$—	$0.01	$0.03
Balance Sheet Data
Total assets	$45,929.7	$47,850.7	$40,541.6	$50,966.1	$38,835.6	$49,254.9	$51,670.3
Long-term borrowings	$417.2	$199.8	$414.1	$499.4	$938.0	$—	$594.6

(1)

Prior to July 1, 2007 our financial statements were prepared on a combined basis in conformity with U.S. GAAP as if we had existed on a stand-alone basis. The combined financial statements were carved out from Man Group plc and include our accounts and our majority and wholly owned subsidiaries, in each case using the historical basis of accounting for the results of operations and assets and liabilities of the respective businesses.

(2)

The weighted average number of shares of common stock outstanding for periods prior to the reorganization and separation is calculated using the number of shares of common stock outstanding immediately following the reorganization and separation.

(3)	Net earnings per share for fiscal 2007 is calculated by dividing historical net income by the weighted average number of shares of common stock outstanding (basic and diluted) during fiscal 2007.
(4)

These dividends were paid to Man Group plc when we were wholly owned by Man Group plc and are not indicative of future dividends. We currently do not expect to pay any cash dividends on our shares of common stock in the foreseeable future. Dividends declared per share is calculated by dividing dividends paid to Man Group plc by the number of shares of common stock outstanding (basic) during fiscal 2008 and fiscal 2007.

RISK FACTORS

Any investment in the notes involves a high degree of risk. You should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report, the risks set forth herein, as well as the other information incorporated by reference in this prospectus supplement. The risks and uncertainties described herein and in our Annual Report are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of the notes could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed herein as well as in our Annual Report that is incorporated herein by reference also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”

The risks described below focus on risks related to the notes, whereas the risks described in the documents referenced above focus on risks related to our business and industry, our capital needs and financial position, regulation and litigation and our operations and technology.

Risks Related to the Notes and to this Offering

Factors that adversely affect the business, operations or financial condition of MF Global could also adversely affect an investment in the notes.

The cash available to us to pay our debt, including the notes, could be adversely affected. This could occur, for example, if our revenues declined or our expenses increased relative to our revenues. In addition, we may be unable to raise the funds needed to pay our obligations if our ability to borrow in the credit markets were impaired, either because of a general disruption in those markets or because of a decline in our credit rating due to events affecting our financial position in particular or our industry generally.

Similarly, our available cash could be adversely affected if we were unable to sell securities or other assets we hold as needed or if we were unable to obtain sufficient funds from our subsidiaries because of regulatory restrictions or financial problems affecting them. Moreover, our liquidity facility is an important source of funds to us and if we are unable to comply with its various covenants and financial ratios at a time when we need cash, we would be unable to borrow under the facility. Any significant and sustained reduction in the cash available to us could adversely affect our ability to meet our payment obligations on our debt, including the notes, in a timely manner.

The definition of a Change of Control requiring us to repurchase the notes is limited, so that the market price of the notes may decline if we enter into a transaction that is not a Change of Control under the indenture governing the notes.

The term “Change of Control” (as used in the notes) is limited in terms of its scope and does not include every event that might cause the market price of the notes to decline. Furthermore, we are required to repurchase notes upon a Change of Control only if, as a result of such Change of Control, such notes receive a reduction in rating below investment grade. As a result, our obligation to repurchase the notes upon the occurrence of a Change of Control is limited and may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

Credit ratings may not reflect all risks and changes in such ratings could adversely affect the value of the notes.

Moody’s, Fitch and S&P have assigned credit ratings to the notes. The ratings may not reflect the potential impact of all risks related to structure, market and other factors that may affect the value of the notes. In addition, the rating agencies that provide the credit ratings assigned to the notes or our long-term debt could withdraw or lower their ratings or could place us on “credit watch” with negative implications. If that were to occur, the market value of the notes could fall. In addition, the number of potential investors who might be willing to purchase the notes, even at a lower price, could decrease, thereby impairing your ability to sell the notes in any trading market for the notes that may develop.

A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the relevant rating agency at any time. Each rating should be evaluated independently of any other rating.

The claims of holders of the notes will be structurally subordinated to claims of creditors of our subsidiaries because our subsidiaries will not guarantee the notes. In addition, we are a holding company with minimal independent operations. Our ability to repay our debt, including the notes, depends on the performance of our subsidiaries and their ability to make distributions to us.

The notes will not be guaranteed by any of our subsidiaries. Accordingly, none of our subsidiaries is obligated to pay any amounts due pursuant to the notes, or to make any funds available therefor. Consequently, claims of holders of the notes will be structurally subordinated to the claims of creditors of these subsidiaries, including trade creditors. As a result, in the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, such subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

As a holding company, substantially all of our business is conducted through our subsidiaries, which are separate and distinct legal entities. Therefore, our ability to service our indebtedness, including the notes, is dependent on the earnings and the distribution of funds (whether by dividend, distribution or loan) from our subsidiaries. None of our subsidiaries is obligated to make funds available to us for payment on the notes. We cannot assure you that the agreements governing the existing and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due. In addition, any payment of dividends, distributions or loans to us by our subsidiaries could be subject to restrictions on dividends or repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate. Moreover, certain of our subsidiaries may be prohibited from making payments to us unless they meet certain regulatory capital requirements, which they may or may not be able to meet during the term of the notes. Furthermore, MF Global Holdings Ltd. guarantees many of the obligations of its subsidiaries and such guarantees may require us to provide substantial funds or assets to our subsidiaries, or their creditors at a time when MF Global needs liquidity to fund its own obligations, such as the notes.

As of June 30, 2011, the notes would have been structurally subordinated to $24.1 million of indebtedness and other liabilities of our subsidiaries to third parties, as well as to the guarantees of our subsidiaries under the liquidity facility and the secured credit facility and to trade payables of our subsidiaries, which include, for example, securities sold under repurchase agreements, securities sold, not yet purchased, obligations to return securities borrowed and securities loaned. Our subsidiaries generated 91.5% of our consolidated revenues, net of interest and transaction-based expenses, in the fiscal quarter ended June 30, 2011 and held 85.8% of our consolidated assets as of June 30, 2011.

Our substantial indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the notes.

We currently have and, after this offering, will continue to have a significant amount of indebtedness. As of June 30, 2011, after giving effect to the issuance of $325 million aggregate principal amount of our 2018 Convertible Senior Notes (including the debt discount associated with such notes but excluding the underwriters’ $45 million option) and the use of proceeds therefrom to repurchase approximately $109.1 million of our 2038 Convertible Senior Notes, as described under “Summary—Recent Developments”, our total consolidated indebtedness would have been approximately $1 billion (excluding trade payables and the guarantees of our subsidiaries under the liquidity facility and secured credit facility). This substantial level of indebtedness increases the risk that we may be unable to generate enough cash to pay amounts due in respect of our indebtedness, including the notes.

Our substantial indebtedness could have important consequences to you and significant effects on our business. For example, it could:

■	make it more difficult for us to satisfy our obligations with respect to the notes;

■	increase our vulnerability to general adverse economic and industry conditions;

■

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, our strategic growth initiatives and development efforts and other general corporate purposes;

■	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

■	restrict us from exploiting business opportunities;

■	place us at a competitive disadvantage compared to our competitors that have less indebtedness;

■

limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes; and

■	result in lower credit ratings or a negative outlook, which could adversely affect the market value of the notes.

In addition, the credit agreements governing our liquidity facility and secured credit facility, and the agreements that may govern any future indebtedness that we may incur may contain, financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our debts.

Despite our substantial current indebtedness, we and our subsidiaries may still be able to incur substantially more indebtedness. This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including secured indebtedness. In particular, one of our subsidiaries, MF Global Inc., has recently entered into a $300 million senior secured revolving credit facility, which is secured by fully-paid-for broker-dealer assets of such subsidiary and which is guaranteed by MF Global Holdings Ltd. and another of our subsidiaries. As such, the notes will be structurally subordinate to indebtedness under such facility. Furthermore, neither the base indenture nor the supplemental indenture limits the amount of debt that we or our subsidiaries may issue. As of June 30, 2011, we had $858.9 million available for borrowing under our liquidity facility, and $300 million available for borrowing under the secured credit facility, in each case subject to the applicable termination dates. Such available amounts under the liquidity facility do not give effect to the additional sums we will be able to borrow upon repaying a portion of our liquidity facility with the net proceeds of this offering, as described under “Use of Proceeds”. Adding new indebtedness to current debt levels could make it more difficult for us to satisfy our obligations with respect to the notes.

The notes are not protected by restrictive covenants, which in turn may allow us to engage in a variety of transactions that may impair our ability to fulfill our obligations under the notes.

The indenture governing the notes will not contain any financial covenants and will not restrict us from paying dividends, incurring debt or issuing or repurchasing our other securities. Because the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us, except to the extent described under “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event” and “Description of Notes—Limitations on Mergers and Sales of Assets,” we may engage in transactions that may impair our ability to fulfill our obligations under the notes or otherwise adversely affect the market value of the notes. Other than the change of control repurchase right and the restrictions provided by the merger covenant, we generally have no duty to consider the interests of holders of the notes in determining whether to engage in such transactions.

We may not have sufficient funds to repurchase the notes upon a Change of Control Repurchase Event as required by the indenture governing the notes and, moreover, a Change of Control Repurchase Event or other event may trigger repurchase obligations under other outstanding instruments, thus constraining our capital and ability to repurchase the notes or fund our obligations under the notes.

Holders of the notes may require us to repurchase their notes upon a Change of Control Repurchase Event as defined under “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event.” We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the repurchase price of the notes and repay indebtedness that may be tendered by the holders thereof in such a circumstance. In addition, our ability to repurchase the notes for cash may be limited by law, regulatory authority or the terms of other agreements relating to our indebtedness outstanding at the time. For example, a Change of Control Repurchase Event may also trigger our obligation to repurchase our 2016 Convertible Senior Notes, 2018 Convertible Senior Notes and 2038 Convertible Senior Notes (together, the “Convertible Senior Notes”), thus making funds available to repurchase the notes insufficient. In addition, certain events may qualify as a change of control for purposes of the Convertible Senior Notes, but would not be deemed a Change of Control Repurchase Event for the notes, which may force us to repurchase the Convertible Senior Notes, thereby depleting our capital and impairing our ability to fulfill our obligations under the notes or our other debt instruments. If we fail to pay amounts due upon a Change of

Control Repurchase Event, we will be in default under the indenture. A default under the indenture or the Change of Control Repurchase Event itself could also lead to a default under the agreements governing our other indebtedness.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at prices that you deem sufficient.

The notes are a new issue of securities for which there currently is no established trading market. We do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system, respectively. While the representative of the underwriters has advised that it intends to make a market in the notes, it will not be obligated to do so and may stop its market-making at any time. In addition, any market-making activity will be subject to the limits imposed by the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and may be limited during the offering of the notes. No assurance can be given:

■	that a market for the notes will develop or continue;

■	as to the liquidity of any market that does develop; or

■	as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.

If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance, prospects and other factors. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $319.7 million after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use at least $100 million of the net proceeds from this offering to repay outstanding indebtedness under our $1.2 billion unsecured, committed revolving credit facility, which we refer to as our liquidity facility. We expect to use the remainder of the net proceeds for general corporate purposes, including, without limitation, as working capital for our broker-dealer subsidiaries.

The liquidity facility bears interest at a rate of LIBOR plus 1.90% per annum on outstanding borrowings due June 15, 2012 and LIBOR plus 2.35% on outstanding borrowings due June 15, 2014. In addition, with respect to commitments and loans maturing on June 15, 2012, we pay a facility fee of 10 basis points per year, and with respect to commitments and loans maturing on June 15, 2014, we pay a facility fee of 40 basis points per year. As of June 30, 2011, we had approximately $342.0 million of borrowings outstanding under the liquidity facility. All borrowings under the liquidity facility will be repaid on a pro rata basis. We may reborrow amounts available under the liquidity facility, including those we may repay with a portion of the net proceeds of this offering, as discussed above, at any time and from time to time, subject to the applicable termination dates.

Affiliates of several of the underwriters are lenders under our liquidity facility. As a result, some of the underwriters or their affiliates may receive part of the proceeds of this offering by reason of the repayment of amounts outstanding under our liquidity facility. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our combined capitalization as of June 30, 2011 (i) on an actual basis (ii) as adjusted to give effect to the issuance and sale of $325 million in aggregate principal amount of our 2018 Convertible Senior Notes on August 2, 2011 (excluding any exercise by the underwriters of their $45 million option), and the use of a portion of the net proceeds from that offering to repurchase approximately $109.1 million in aggregate principal amount of our outstanding 2038 Convertible Senior Notes in privately-negotiated transactions with a limited number of holders, as well as the net costs associated with entering into convertible note hedge transactions in connection with the offering and concurrent warrant transactions (the “Convertible Notes Transactions”), as described in “Summary – Recent Developments” and (iii) as further adjusted to give effect to the sale of the notes and the sources and uses of funds described in “Use of Proceeds”. You should read the information in this table in conjunction with our consolidated financial statements and related notes included in our Annual Report as well as the consolidated financial statements included in our Quarterly Report, both of which are incorporated herein by reference.

	AS OF JUNE 30, 2011
(in thousands)	ACTUAL	AS ADJUSTED (CONVERTIBLE NOTES TRANSACTIONS)		AS FURTHER ADJUSTED (NOTES OFFERING)
	(unaudited)
Cash and cash equivalents	$709,379	$868,990		$1,088,655

Borrowings:
Short-term borrowings (1)	366,088	366,088		266,088
Long-term borrowings	417,152	567,079	(2)	892,079	(4)

Total borrowings	783,240	933,167		1,158,167

Preferred Stock, $1.00 par value per share; 200.0 million shares authorized:
6% Cumulative Convertible Preferred Stock, Series A; 1.5 million shares issued and outstanding	96,167	96,167		96,167

9.75% Non-cumulative Convertible Preferred Stock, Series B; 403,550 shares issued and outstanding	34,446	34,446		34,446

Equity
Common Stock, $1.00 par value per share;
1,000.0 million shares authorized, 164.9 million shares issued and outstanding	164,893	164,893		164,893
Additional paid-in capital	1,595,428	1,629,650	(3)	1,629,650
Accumulated other comprehensive loss (net of tax)	6,616	6,616		6,616
Accumulated deficit	(396,330)	(415,526)		(415,526)
Non-controlling interest	18,973	18,973		18,973

Total equity	1,389,580	1,404,605		1,404,605

Total capitalization	$2,303,433	$2,468,386		$2,693,386

(1)	Short-term borrowings include amounts outstanding under our liquidity facility, portions of which will be repaid with the net proceeds from this offering. See “Use of Proceeds.”
(2)

As adjusted long-term borrowings reflects the issuance of the 2018 Convertible Senior Notes. For additional information on the accounting treatment of the 2018 Convertible Senior Notes, see footnote (3).

(3)

The issuance of the 2018 Convertible Senior Notes will result in $67.9 million of additional paid-in capital. Additional paid-in capital will also be (i) reduced by $25.2 million, representing the cost of the convertible note hedge transactions that we entered into in connection with the 2018 Convertible Senior Notes offering (after such cost has been partially offset by proceeds to be received by us from entering into concurrent warrant transactions) and (ii) increased by a net $6.2 million impact for deferred taxes associated with the 2018 Convertible Senior Notes.

(4)	As adjusted long-term borrowings includes the notes offered hereby and, in addition, reflects the issuance of the 2018 Convertible Senior Notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the below ratios, earnings consist of pre-tax income or loss from continuing operations before adjustment for non-controlling interests in consolidated subsidiaries or income or loss from equity investees and fixed charges. Fixed charges consist of interest expenses, amortization of debt issuance costs, accretion of debt discount and an appropriate portion of rentals representative of the interest factor.

	THREE MONTHS ENDED JUNE 30, 2011	FISCAL YEAR ENDED MARCH 31,
		2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges (1)	1.30	—	—	1.02	1.00	1.08

(1)	Due to our pre-tax loss in the fiscal years ended March 31, 2011 and 2010, the ratio coverage was less than 1:1 in each of these periods. We would have needed to generate additional earnings of $76.3 million in the fiscal year ended March 31, 2011 and $195.4 million in the fiscal year ended March 31, 2010 to achieve a coverage of 1:1 in each of these periods.

DESCRIPTION OF NOTES

The following description is a summary of the material terms of the notes and the indenture under which they will be issued. This description may not contain all of the information that is important to you and is qualified by reference to all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended. To understand the indenture and the notes fully, you should read the indenture (including the form of note), which is an exhibit to the registration statement of which this prospectus supplement is a part.

We will issue the notes under the senior debt indenture, dated as of February 11, 2011, between us and Deutsche Bank Trust Company Americas, as trustee, as supplemented by a supplemental indenture relating to the notes, to be dated as of the date of issuance of the notes. The senior debt indenture is more fully described under the caption “Description of Debt Securities” in the accompanying prospectus. The following description of the particular terms of the notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of our debt securities included in the accompanying prospectus under the caption “Description of Debt Securities.” In this section, “we,” “us” and “our” refer only to MF Global Holdings Ltd. and not to any of our subsidiaries. The senior debt indenture (as amended and supplemented by the supplemental indenture relating to the notes) is referred to as the “indenture,” and Deutsche Bank Trust Company Americas or its successor, as trustee, as the “trustee.” You should read the indenture for provisions that may be important to you.

When the term “holder” is used in this prospectus supplement with respect to the notes, it means the person in whose name such notes are registered in the security register. The notes will be held in book-entry form only, as described under “Book-Entry System,” except in the circumstances described in that section, and will be held in the name of The Depository Trust Company (including its successors, “DTC”) or its nominee.

The indenture does not limit the amount of debt securities that we or our subsidiaries may incur under the indenture or other indentures to which we or they are or become a party. The notes are not convertible into or exchangeable for shares our common stock or authorized preferred stock. Unless otherwise specified, references in this section to “note” or “notes” mean only the notes of the series offered by this prospectus supplement.

Capitalized terms used and not defined in this summary have the meanings specified in the indenture.

General

The notes will have the following basic terms:

■	Ranking: the notes will be our senior unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated debt obligations;

■

Aggregate Principal Amount: the notes initially will be limited to $325,000,000 aggregate principal amount (subject in each case to our right to issue additional notes of the same series as described under “—Further Issuances” below);

■

Interest: the notes will accrue interest at a rate of 6.250% per year; interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the issue date of the notes), payable semi-annually in February 8 and August 8 of each year, beginning on February 8, 2012;

■	Maturity Date: the notes will mature on August 8, 2016 unless redeemed or repurchased prior to that date;

■	Optional Redemption: we may redeem the notes, in whole or in part, at any time at our option as described under “—Optional Redemption” below;

■

Change of Control Repurchase Event: we may be required to repurchase the notes that you hold in whole or in part at your option in connection with the occurrence of a “change of control repurchase event” as described under “—Purchase of Notes upon a Change of Control Repurchase Event” below;

■	Denominations: the notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

■

Global Notes: the notes will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain circumstances may be represented by notes in definitive form (see “—Global Securities” and “Book-Entry System” below).

The notes will be exchangeable and transferable at an office or agency maintained by us for such purposes (which initially will be the corporate trust office of the trustee).

Principal, Interest and Maturity

We will issue the notes in the initial aggregate principal amount of $325,000,000. The notes will mature on August 8, 2016.

Interest on the notes will accrue at a rate of 6.250% per annum. Interest on the notes will be paid semi-annually in arrears on February 8 and August 8 of each year, beginning on February 8, 2012. We will pay interest to the person in whose name that note is registered at the close of business on July 24 or January 24, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

The notes will not be subject to any sinking fund.

We may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

Interest Rate Adjustments

Rating Agency Adjustments

The interest rate payable on the notes will be subject to adjustments from time to time if Moody’s Investors Service, Inc. (“Moody’s”) (or, if applicable, any Substitute Rating Agency (as defined below)) or Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”) (or, if applicable, any Substitute Rating Agency) (collectively, the “Interest Rate Rating Agencies”) downgrades (or subsequently upgrades) the rating assigned to the notes, as set forth below (a “rating agency adjustment”).

If the rating of the notes from Moody’s or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase from the applicable interest rate (as defined below) by the percentage points set forth below opposite that rating.

MOODY’S RATING*	PERCENTAGE POINTS
Ba1 . . . . . . . . . . . . . .	0.25
Ba2 . . . . . . . . . . . . . .	0.50
Ba3 . . . . . . . . . . . . . .	0.75
B1 or below . . . . . . .	1.00

*	Including the equivalent rating of any Substitute Rating Agency.

If the rating with respect to the notes from S&P or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase from the applicable interest rate by the percentage points set forth below opposite that rating.

S&P RATING*	PERCENTAGE POINTS
BB+ . . . . . . . . . . .	0.25
BB . . . . . . . . . . . .	0.50
BB- . . . . . . . . . . .	0.75
B+ or below . . . . .	1.00

*	Including the equivalent rating of any Substitute Rating Agency.

If at any time the interest rate on the notes has been adjusted upward as a result of a decrease in a rating by an Interest Rate Rating Agency and that Interest Rate Rating Agency subsequently increases its rating on the notes to any of the ratings set forth in the tables above, the per annum interest rate on the notes will be decreased such that the per annum interest rate equals the applicable interest rate plus the percentage points set forth opposite the ratings in effect immediately following the increase in the tables above; provided, however, that if Moody’s or any Substitute Rating Agency subsequently increases its rating on the notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the notes to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the per annum interest rate on the notes will be decreased to the applicable interest rate.

No adjustment in the interest rate on the notes shall be made solely as a result of an Interest Rate Rating Agency ceasing to provide a rating. If at any time less than two Interest Rate Rating Agencies provide a rating on the notes, we will use commercially reasonable efforts to obtain a rating on the notes from another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act (or any such successor or comparable section), to the extent one exists, and if another nationally recognized statistical rating organization rates the notes (such organization, as certified by a resolution of our board of directors, a “Substitute Rating Agency”), for purposes of determining any increase or decrease in the per annum interest rate on the notes pursuant to the tables above, (1) such Substitute Rating Agency will be substituted for the last Interest Rate Rating Agency to provide a rating on the notes but which has since ceased to provide such rating, (2) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s and S&P, as applicable, in such tables and (3) the per annum interest rate on the notes will increase or decrease, as the case may be, such that the interest rate equals the applicable interest rate plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (2) above) (plus any applicable percentage points resulting from a decreased rating by the other Interest Rate Rating Agency). For so long as (a) only one Interest Rate Rating Agency provides a rating on the notes, any increase or decrease in the interest rate on the notes necessitated by a reduction or increase in the rating by that Interest Rate Rating Agency shall be twice the applicable percentage set forth in the applicable table above and (b) no Interest Rate Rating Agency provides a rating on the notes, the interest rate on the notes will increase to, or remain at, as the case may be, 2.00% above the applicable interest rate. If Moody’s or S&P ceases to rate the notes or make a rating of the notes publicly available for reasons within our control, we will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the per annum interest rate on the notes shall be determined in the manner described above as if either only one or no Interest Rate Rating Agency provides a rating on the notes, as the case may be.

Any interest rate increase or decrease described above in this section “—Rating Agency Adjustments” will take effect on the next business day after the rating change has occurred; provided that a rating change will be deemed to occur when first published by the applicable Interest Rate Rating Agency.

The interest rates on the notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by any Interest Rate Rating Agency) if the notes become rated “A3” (or its equivalent) or higher by Moody’s (or any Substitute Rating Agency) and “A-” (or its equivalent) or higher by S&P (or any Substitute Rating Agency), or one of those ratings if the notes are rated by only one Interest Rate Rating Agency, in each case with a stable or positive outlook.

Key Man Event

In addition to any adjustments to the interest rate payable on the notes due to the occurrence of a rating agency adjustment, as described above, for so long as the notes are outstanding, upon the occurrence of a key man event the interest rate payable on the notes will be increased by 1.00% from the applicable interest rate, provided such event occurs prior to July 1, 2013.

A “key man event” means the departure of Mr. Corzine as our full time chief executive officer due to his appointment to a federal position by the President of the United States and the confirmation of that appointment by the United States Senate; provided however, that if at any time following the occurrence of a key man event Moody’s or a Substitute Rating Agency increases its rating on the notes to “A3” (or its equivalent with respect to any Substitute Rating Agency) or higher and S&P or a Substitute Rating Agency increases its rating on the notes to “A-” (or its equivalent with respect to any Substitute Rating Agency) or higher, or one of those ratings if the notes are rated by only one Interest Rate Rating Agency, in each case with a stable or positive outlook, the applicable interest rate will be decreased by 1.00% (notwithstanding any subsequent decrease in the ratings by any Interest Rate Rating Agency).

Any interest rate increase or decrease described above under “—Key Man Event” will take effect on the next business day after the key man event has occurred; provided that a key man event will be deemed to occur when first publicly announced by us, which announcement shall be made promptly upon the occurrence of the key man event and in any event within four business days of such occurrence.

For purposes of determining any increase or decrease in the per annum interest rate applicable to the notes due to either a rating agency adjustment or a key man event, the term “applicable interest rate” means the interest rate set forth on the cover of this prospectus supplement, as such rate has been adjusted for a key man event or a rating agency adjustment, respectively.

Each adjustment required by any rating agency adjustment or in connection with a key man event, and whether occasioned by the action of Moody’s, S&P or any Substitute Rating Agency, shall be made independent of (and in addition to) any and all other adjustments. In no event shall (1) the per annum interest rate on the notes be reduced below the interest rate set forth on the cover page of this prospectus supplement or (2) the per annum interest rate on the notes exceed 3.00% above the interest rate set forth on the cover page of this prospectus supplement.

If the interest rate payable on the notes is increased, as described above due to either a rating agency adjustment or a key man event, the term “interest,” as used with respect to the notes, will be deemed to include any additional interest, unless the context otherwise requires.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, the notes in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Any additional notes of this kind will, together with the notes offered by this prospectus supplement, constitute a single series of notes under the indenture, with the same terms as to ranking, redemption, waivers, amendments or otherwise, as the notes, and will vote together as one class on all matters with respect to the notes of such series. We may also offer additional debt securities of a different series from the notes offered by this prospectus supplement.

Ranking

The notes will be the direct unsecured obligations of MF Global Holdings Ltd. and will not be guaranteed by any of our subsidiaries. The notes will rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness, including our 2016 Convertible Senior Notes, our 2038 Convertible Senior Notes, our 2018 Convertible Senior Notes, amounts outstanding under our liquidity facility and the guarantee of MF Global Holdings Ltd. under the secured credit facility. The notes will be structurally subordinated to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, including the secured credit facility, and will be effectively subordinated to any of our existing and future secured indebtedness, to the extent of the value of our assets that secure such indebtedness. The notes will also be structurally subordinated to any of our existing and future indebtedness that may be guaranteed by our subsidiaries, to the extent of any such guarantees, including the guarantees of our finance subsidiary under the liquidity facility and the secured credit facility.

We currently conduct a substantial majority of our operations through our subsidiaries and our subsidiaries generate a substantial majority of our operating income and cash flow. As a result, our cash flow and our ability to service debt, including our ability to pay the interest on and principal of the notes when due, are dependent to a significant extent on interest payments, cash dividends and distributions and other transfers of cash from our subsidiaries. Any payment of interest, dividends, distributions, loans or advances by our foreign subsidiaries to us could be subject to taxation or other restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdiction in which our foreign subsidiaries operate. In addition, regulatory capital requirements may prevent certain of our subsidiaries from making transfers of cash to us.

In the event of a bankruptcy, liquidation or dissolution of any of our subsidiaries, the creditors of such subsidiary will be paid first, after which the subsidiary may not have sufficient assets remaining to make any payments to us as a shareholder or otherwise so that we can meet our obligations under the notes. As of June 30, 2011, our subsidiaries had outstanding indebtedness to third parties of $24.1 million, excluding trade payables of our subsidiaries, which include, for example, securities sold under repurchase agreements, securities sold, not yet purchased, obligations to return securities borrowed and securities loaned (collectively referred to herein as “trade payables”) and excluding the guarantees of our subsidiaries under the liquidity facility and the secured credit facility.

In addition, holders of the notes will participate ratably with all holders of our unsecured senior indebtedness, including our 2016 Convertible Senior Notes, our 2038 Convertible Senior Notes and our 2018 Convertible Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. Other than restrictions described under “—Limitations on Mergers and Sales of Assets” below and except for the provisions set forth under “—Purchase of Notes upon a Change of Control Repurchase Event,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

As of June 30, 2011, after giving effect to the issuance of the 2018 Senior Convertible Notes (including the debt discount associated with such notes but excluding the underwriters’ $45 million option), the issuance of the notes offered hereby and the expected use of proceeds from both such offerings, our total consolidated indebtedness would have been $1.2 billion (excluding trade payables).

Optional Redemption

We may redeem the notes at our option at any time, either in whole or in part. If we elect to redeem the notes, we will pay a redemption price equal to the greater of:

■	100% of the aggregate principal amount of the notes to be redeemed; or

■	the sum of the present values of the remaining scheduled payments.

In the case of any such redemption, we will also pay, in each case, accrued and unpaid interest thereon to, but not including, the redemption date.

In determining the present values of the remaining scheduled payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the treasury rate (as defined below) plus 0.50% (50 basis points).

The following terms are relevant to the determination of the redemption price.

“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the comparable treasury issue. In determining this rate, we will assume a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

“Comparable treasury issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Independent investment banker” means Jefferies & Company, Inc., or its successor, as we may appoint from time to time; provided, however, that if any of the foregoing cease to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), we will substitute another primary treasury dealer.

“Comparable treasury price” means, with respect to any redemption date, (1) the arithmetic average of the reference treasury dealer quotations for such redemption date after excluding the highest and lowest reference treasury dealer quotations, or (2) if the independent investment banker obtains fewer than four reference treasury dealer quotations, the arithmetic average of all reference treasury dealer quotations for such redemption date.

“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the arithmetic average, as we determine, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such reference treasury dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date for the notes being redeemed.

“Reference treasury dealer” means Jefferies & Company, Inc. and three other primary treasury dealers selected by us, and each of their respective successors, and any other primary treasury dealers we select (including any of our affiliates).

“Remaining scheduled payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

A partial redemption of the notes may be effected pro rata or by lot or by such method as the trustee may deem fair and appropriate and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the notes or any integral multiple thereof) of the principal amount of notes of a denomination larger than the minimum authorized denomination for the notes.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the trustee and each holder of the notes to be redeemed.

Unless we default in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes, or portions thereof, called for redemption.

Purchase of Notes upon a Change of Control Repurchase Event

If a change of control repurchase event (as defined below) occurs, unless we have exercised our right to redeem the notes as described above, we will be required to make an offer to each holder of the notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase.

“Change of control repurchase event” means the occurrence of a change of control and a below investment grade rating event.

“Below investment grade rating event” means the notes cease to be rated investment grade by at least two of the three rating agencies on any date during the period commencing 60 days prior to the first public announcement by us of a change of control (or pending change of control) until the end of the 60-day period following public notice of the occurrence of a change of control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by (i) any of the rating agencies if one rating agency has ceased to rate the notes investment grade during such period or (ii) two or more of the three rating agencies). For the purpose of this definition, however, the notes shall not cease to be rated investment grade by any rating agency if such rating agency ceases to publish a senior unsecured credit rating for us for reasons outside of our control, provided we select a replacement rating agency and such agency publishes a rating for the notes of investment grade as promptly as reasonably practical.

“Change of control” means the occurrence of any of the following:

■

the consummation of a direct or indirect sale, transfer, conveyance or other disposition (other than by way of amalgamation, merger, consolidation or scheme of arrangement), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more subsidiaries of ours;

■

the consummation of any transaction (including, without limitation, any amalgamation, merger or consolidation or scheme of arrangement) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than one or more subsidiaries of ours, becomes (and was not previously) the beneficial owner, directly or indirectly, of more than 50% of our voting shares, measured by voting power rather than number of shares; provided that a transaction shall not constitute a “change of control” under this definition if (i) the purpose of the transaction is to change our jurisdiction of incorporation and (ii) our stockholders and the number of our voting shares, measured by voting power and number of shares, owned by each of them immediately before and immediately following such transaction are substantially identical;

■

we consolidate with, or merge with or into, any person (other than one or more subsidiaries of ours), or any person (other than one or more subsidiaries of ours) consolidates with, or merges with or into, us in any transaction the result of which is that any of the outstanding voting shares of us or such other person are converted into or exchanged for cash, securities or other property, other than any such transaction where our voting shares outstanding immediately prior to such transaction constitute, or the voting shares into which our voting shares are reclassified, consolidated, exchanged or changed constitute, directly or indirectly, a majority of the voting shares of the surviving person, as measured by voting power, rather than the number of shares, immediately after giving effect to such transaction;

■	the first day on which a majority of the members of our board of directors are not continuing directors; or

■	we or our shareholders adopt a plan for the liquidation or dissolution of us.

Notwithstanding the foregoing, a transaction effected to create a direct or indirect holding company for us will not be deemed to involve a change of control if (1) pursuant to such transaction we become a subsidiary of such holding company and (2) the holders of substantially all the voting shares of such holding company immediately following such transaction are the same as the holders of substantially all our voting shares immediately prior to such transaction.

“Continuing directors” means, as of any date of determination, any member of our board of directors who:

■	was a member of such board of directors on the first date that any of the notes were issued; or

■

was elected or appointed to our board of directors after that date with the approval of a majority of the continuing directors who were members of our board at the time of such election or appointment (either by a specific approval or by approval of a proxy statement issued by us in which such member was named as a nominee for election as a director without objection to such nomination).

“Fitch” means Fitch Ratings, or any successor thereto.

“Investment grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such rating agency ceases to publish a senior unsecured credit rating for us for reasons outside of our control, the equivalent investment grade credit rating from any rating agency we select as a replacement rating agency).

“Moody’s” means Moody’s Investors Service Inc., or any successor thereto.

“Rating agency” means:

■	each of Fitch, Moody’s and S&P; and

■

if any of Fitch, Moody’s or S&P ceases to publish a senior unsecured credit rating of us for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act (or any such successor or comparable section) selected by us as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., or any successor thereto.

“Voting shares” as applied to shares of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Repurchase Procedures

Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the change of control, we will give a notice to the holders, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of a change of control, state that the offer to purchase is conditioned on a change of control repurchase event having occurred on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.

On the change of control repurchase event payment date, we will, to the extent lawful:

■	accept for payment all the notes or portions of the notes properly tendered pursuant to our offer;

■	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and

■	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by us.

The paying agent will promptly pay to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

Our ability to pay cash to the holders of notes following the occurrence of a change of control repurchase event may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. In addition, even if we have sufficient funds, future agreements relating to indebtedness to which we and our subsidiaries and may become party may restrict us from purchasing notes upon a change of control repurchase event. If a change of control repurchase event occurs at a time when we are prohibited from purchasing the notes, we could seek the consent of lenders to permit the purchase of the notes or could attempt to refinance the borrowings that contain such a prohibition. If we do not obtain such consent or refinance such borrowings, we will remain prohibited from purchasing the notes. In addition, future indebtedness of ours and our subsidiaries may provide that certain change of control events with respect to us would constitute a default thereunder (including events that would constitute a change of control repayment event under the notes). If we experience a change of control that triggers a default under the terms of our or our subsidiaries’ other indebtedness, we could seek a waiver of such default or seek to refinance such other indebtedness. In the event we do not obtain such a waiver or refinance the indebtedness, such default could result in amounts outstanding under such other indebtedness being declared due and payable. See “Risk Factors—Risks Related to the Notes and to this Offering—We may not have sufficient funds to repurchase the notes upon a Change of Control Repurchase Event as required by the indenture governing the notes and, moreover, a Change of Control Repurchase Event or other event may trigger repurchase obligations under other outstanding instruments, thus constraining our capital and ability to repurchase the notes or fund our obligations under the notes.”

The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us. The change of control repurchase event feature is a result of negotiations among us and the underwriters. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

Holders may not be entitled to require us to repurchase their notes in certain circumstances involving a significant change in the composition of our board of directors, including in connection with a proxy contest where our board of directors does not approve a dissident slate of directors but approves them as continuing directors, even if our board of directors initially opposed the directors.

The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all,” of our properties or assets and those of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our properties or assets and those of our subsidiaries, taken as a whole, to another person or group may be uncertain.

Certain Covenants

Except as set forth below, neither we nor any of our subsidiaries will be restricted by the indenture from:

■	incurring any indebtedness or other obligation,

■	paying dividends or making distributions on our share capital or that of our subsidiaries, or

■	purchasing or redeeming our share capital or that of our subsidiaries.

In addition, we will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the notes upon a change of control or other events involving us or any of our subsidiaries which may adversely affect the creditworthiness of the notes, except to the limited extent provided under “—Purchase of Notes upon a Change of Control Repurchase Event.” Among other things, the indenture will not contain covenants designed to afford holders of the notes any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the notes, except to the limited extent provided under “—Purchase of Notes upon a Change of Control Repurchase Event.”

The indenture will contain the following principal covenants:

Limitation on Liens

The indenture provides that we will not, and will not permit any subsidiary to, incur, issue, assume or guarantee any indebtedness for borrowed money if such indebtedness is secured by a pledge of, lien on, or security interest in any common stock of any significant subsidiary, without providing that the notes and, at our option, any other indebtedness ranking equally and ratably with such indebtedness, is secured equally and ratably with (or prior to) such other secured indebtedness.

Limitations on Mergers and Sales of Assets

Notwithstanding anything to the contrary set forth under “Description of Debt Securities—Special Situations—Mergers and Similar Transactions” in the accompanying prospectus, the indenture provides that we will not amalgamate or consolidate with, merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless:

■

the resulting, surviving or transferee person (if not us) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person (if not us) expressly assumes by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the notes and the indenture; and

■	immediately after giving effect to such transaction, no default or event of default with respect to the notes has occurred and is continuing.

If we engage in any transaction that complies with the conditions listed in this covenant, the successor will be substituted for us for the purposes of the indenture with the same effect as if it and not we had been an original party to the indenture. Thereafter, the successor may exercise our rights and powers under the indenture and we would be discharged from all obligations and covenants under the indenture and the notes. We will not be restricted under the limitation described above with regard to any transaction (including any change of control) other than a merger, amalgamation or consolidation, or a transfer or lease of our assets, as specified above.

Events of Default

With respect to the notes, the following description replaces the descriptions set forth under “Description of Debt Securities—Default and Related Matters—Events of Default” and “Description of Debt Securities—Default and Related Matters—Remedies if an Event of Default Occurs” in the accompanying prospectus in their entirety.

The following events are “events of default” with respect to the notes:

■	default in the payment of accrued and unpaid interest on any notes when due and continuing for a period of thirty (30) days;

■	default in the payment of principal or any premium on any note when due;

■

a failure by us, for sixty (60) days after written notice from the trustee or holders of at least 25% in principal amount of the outstanding notes, to perform any covenant in the indenture (other than a covenant, a default in whose performance is elsewhere provided for in this Section or which has been included in the indenture solely for the benefit of a series of notes other than the notes);

■

a failure to pay when due, and beyond any applicable grace period, or the acceleration of, indebtedness, in each case in an aggregate amount greater than $50,000,000 (or its foreign currency equivalent at the time), and after we have been notified of the default by the trustee or holders of 25% in principal amount of the outstanding notes and we do not cure the default in 10 days;

■	certain events of bankruptcy or insolvency related to us or any of our significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X under the Securities Act, whether voluntary or not; and

■

our failure to repurchase the notes tendered for repurchase following the occurrence of a change of control repurchase event when required to do so in conformity with the covenant set forth under “—Purchase of Notes upon a Change of Control Repurchase Event.”

If an event of default with respect to the notes (other than an event of default relating to our bankruptcy, insolvency or reorganization) occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the entire principal, premium, if any, and all accrued and unpaid interest on all notes to be due and payable immediately. An event of default relating to our bankruptcy, insolvency or reorganization will cause the entire principal, premium, if any, and all accrued and unpaid interest on all notes to be due and payable immediately without any declaration or other act by the trustee or any holder. In addition, if such a declaration of acceleration occurs, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority of the aggregate principal amount of the outstanding notes may cancel the acceleration if we deposit with the trustee all required payments of the principal of, and any premium or overdue interest on the notes, plus certain fees, expenses, disbursements and advances of the trustee.

No event of default regarding the notes issued under the indenture is necessarily an event of default regarding any other series of notes that may be issued under the indenture, and vice versa.

The trustee is generally required to give notice to the holders of the notes within 90 days of a default of which the trustee has actual knowledge under the indenture unless the default has been cured or waived.

The indenture provides that no holder of notes may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless such holder has previously given notice to the trustee of an event of default and the trustee fails to act, for sixty (60) days, after:

■

it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of indemnity reasonably satisfactory to the trustee; and

■	no direction inconsistent with such written request has been given to the trustee during that 60-day period by the holders of a majority in principal amount of the outstanding notes.

This provision will not prevent, however, any holder of notes from instituting suit for the enforcement of payment of the principal of, and any premium or interest on, notes on their respective due dates.

Subject to provisions in the indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of notes then outstanding, unless the holders have offered to the trustee reasonable security or indemnity reasonably satisfactory to it.

The holders of not less than a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes; provided that (1) such direction will not be in conflict with any rule of law or with the indenture, and (2) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

Modification of the Indenture

With respect to the notes, the following description replaces the description set forth under “Description of Debt Securities—Special Situations—Modification and Waiver of Your Contractual Rights” in the accompanying prospectus in its entirety.

We and the trustee may modify or amend the indenture only with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of each series affected by the change. However, with respect to the notes, no modification or amendment may, without the consent of the holder of each outstanding note affected, do any of the following:

■	change the stated maturity of any note;

■	reduce the principal amount of or premium, if any, on any note;

■	reduce the rate or change the time of payment of interest on any note;

■	change the place or currency of payment of principal, premium, if any, or interest or any note;

■	impair the right to institute suit for the enforcement of any payment on any note;

■	reduce the percentage in principal amount of holders of notes of any series whose consent is required to change the indenture for that series of notes;

■	reduce the percentage in principal amount of holders of notes of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

■

modify the provisions on modification and waiver, except to increase any percentage in principal amount of holders of notes whose consent is necessary for such modification or waiver or to add a new provision requiring consent.

We and the trustee may modify or amend the indenture, without the consent of any holder of notes, for any of the following purposes:

■	to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the indenture;

■	to add to the covenants for the benefit of the holders of all or any of notes or to surrender any right or power conferred upon us in the indenture with respect to all or any of the notes;

■	to add any additional events of default for the benefit of the holders of all or any of the notes;

■	to add guarantees with respect to the notes;

■	to secure the notes;

■

to add or change any provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of notes in uncertificated form;

■	to comply with the applicable procedures of the depositary;

■	to add, change or eliminate any provisions of the indenture, provided that any such addition, change or elimination shall:

■

neither (i) apply to any notes issued prior to the execution of any such amendment or supplement for purposes of making such addition, change or elimination and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such notes with respect to such provision, or

■	become effective only when there are no such notes outstanding;

■	to provide for the acceptance or appointment of a successor or separate trustee;

■

to cure any ambiguity, defect or inconsistency in the indenture, including to eliminate any conflict with the terms of the Trust Indenture Act; provided that such action shall not adversely affect the rights of the holders of the notes in any material respect;

■

to supplement any provisions of the indenture to facilitate the defeasance and discharge of all or any of the notes; provided that such action shall not adversely affect the rights of the holders of the notes in any material respect; or

■

to conform the provisions of the indenture or the notes to the description thereof in any preliminary prospectus supplement as supplemented by any free-writing prospectus related to the offering of the notes.

The indenture provides that the holders of a majority in aggregate principal amount of the outstanding notes may waive compliance by us with specific restrictive provisions of the indenture on behalf of the holders of all notes. The holders of not less than a majority in principal amount of the outstanding notes may waive any past default under the indenture on behalf of all holders of the notes, except a default in the payment of principal, premium, if any, or interest on any note or a default in respect of a covenant or provision of the indenture that cannot be amended without the consent of the holder of each outstanding note affected.

Defeasance and Covenant Defeasance

The following description replaces the description set forth under “Description of Debt Securities—Discharge and Defeasance of Our Obligations” in the accompanying prospectus in its entirety.

We may, at our option, discharge our obligations to holders of the notes that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount sufficient to pay, when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the notes. We must also pay all other amounts we are obligated to pay under the indenture and deliver to the trustee an opinion of counsel to the effect that all conditions to discharge of the indenture with respect to such notes have been satisfied.

We may also discharge any and all of our obligations to holders of notes at any time, which is referred to as “defeasance.” We may also be released from the obligations imposed by any covenants of any outstanding notes and provisions of the indenture, and may omit to comply with those covenants without creating an event of default under the trust declaration, which is referred to as “covenant defeasance.” We may effect defeasance and covenant defeasance only if, among other things, we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount that will provide money in an amount sufficient to pay the principal of, premium, if any, and interest on all outstanding notes on their stated maturities. In addition, we must deliver an opinion of counsel to the trustee. In the case of covenant defeasance, the opinion must be to the effect that holders and beneficial owners of the notes will not recognize gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as if no covenant defeasance had occurred. In the case of defeasance, the opinion must be to the effect that we have received a ruling from the United States Internal Revenue Service, the Internal Revenue Service has published a ruling or there has been a change in tax law, and based on that ruling or change, holders and beneficial owners of the notes will not recognize gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as if no defeasance had occurred. We will remain subject to obligations to exchange or register the transfer of notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold moneys for payment in trust.

Denominations, Interest, Registration and Transfer

The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The principal of, and any premium, or interest on, the notes will be payable in U.S. dollars at the corporate trust office of the trustee, initially located at 60 Wall Street, 27th Floor, New York, NY 10005. Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note; provided, however, that in the case of principal and premium, if any, such global note is first surrendered to the paying agent. If any of the notes are no longer represented by a global note, (i) payments of principal, premium, if any, and interest due at maturity or on a redemption date or upon a change of control repurchase date, if any, will be made at the corporate trust office specified above and (ii) payment of interest on certificated notes in definitive form may, at our option, be made by (x) check mailed directly to holders at their registered addresses or (y) upon request of any holder of at least $1,000,000 principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “Book-Entry System.”

We will have the right to require a holder of notes, in connection with any payment on such notes, to certify information to us or, in the absence of such certification, we will be entitled to rely on any legal presumption to enable us to determine our obligation, if any, to deduct or withhold taxes, assessments or governmental charges from such payment. We may at any time designate additional paying agents, remove any paying agents, or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in the place of payment for the notes. All monies we pay to a paying agent for the payment of principal, premium or interest which remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, subject to any applicable law. After this time, the holder of the note will be able to look only to us for payment.

Any interest not punctually paid on any interest payment date with respect to a note will be defaulted interest and will cease to be payable to the holder on the original regular record date and may either:

■	be paid to the holder at the close of business on a special record date for the payment of defaulted interest to be fixed by the trustee; or

■	be paid at any time in any other lawful manner, all as more completely described in the indenture.

If the defaulted interest is to be paid on a special record date, notice of the special record date will be mailed to each holder of such note not less than ten days before the special record date.

Subject to certain limitations imposed on notes issued in book-entry form, the notes will be exchangeable for other notes with the same terms and with the same total principal amount and authorized denomination upon surrender of the notes at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon notes issued in book-entry form, the notes may be surrendered for transfer or exchange at the corporate trust office of the trustee. Every note surrendered for transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge on any transfer or exchange of notes, but we may require payment by holders to cover any tax or other governmental charge payable in connection with the transfer or exchange.

If we designate a transfer agent (in addition to the trustee) for the notes, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in the place of payment for the notes. We may at any time designate additional transfer agents with respect to the notes.

Neither we nor any trustee will be required to do any of the following:

■

issue, register the transfer of or exchange notes during a period beginning at the opening of business 15 days before there is a selection of notes to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

■	register the transfer of or exchange any note, or portion thereof, called for redemption, except the unredeemed portion of any note being only partially redeemed; or

■	issue, register the transfer of or exchange any note that has been surrendered for repayment at the option of the holder, except the portion, if any, of the note that is not to be repaid.

Global Securities

The notes will be issued in the form of one or more fully registered global securities that will be deposited with The Depository Trust Company, the initial securities depositary for the notes, or its nominee and registered in the name of the depositary or its nominee. See “Book-Entry System.” One or more registered global securities will be issued in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered notes. Unless and until it is wholly exchanged for notes in definitive registered form, a registered global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary’s nominee.

Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with, or are participants of, the depositary for the registered global security or persons that may hold interests through participants. When we issue a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the notes represented by the registered global security owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the notes. Ownership of participants in a registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary and ownership of persons who hold notes through participants will be reflected on the records of participants. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the depositary’s system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which are referred to herein to as indirect participants. Persons who are not participants or indirect participants may beneficially own registered global securities held by the depositary only through participants or indirect participants.

So long as the depositary, or its nominee, is the registered owner of the global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the registered global security for all purposes under the indenture, including notice provisions. Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the notes represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form, and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary would authorize the participants holding the beneficial interests to give or take the action, and the participants and, if applicable, indirect participants would authorize beneficial owners owning through the participants and, if applicable, indirect participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium or interest on notes represented by a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that once the depositary receives any payment of principal of, and any premium or interest on a registered global security, the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that payments by participants or, if applicable, indirect participants to owners of beneficial interests in the registered global security held through the participants or, if applicable, indirect participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants or indirect participants as the case may be.

None of us, the trustee, any paying agent, or the security registrar for the notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security for such notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If the depositary for the notes notifies us that it is at any time unwilling or unable or no longer permitted under applicable law to continue as depositary for a global security representing the notes and we do not appoint a successor depositary for such global security within 90 days after we become aware of the unwillingness, inability or ineligibility, or if an event of default has occurred and is continuing with respect to the notes and the beneficial owners representing a majority in principal amount of the notes represented by the registered global security advise the depositary to cease acting as depositary for such registered global security, we will issue notes in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion determine not to have the notes represented by one or more registered global securities and, in such event, will issue the notes in definitive form in exchange for all of the registered global security or securities representing the notes. Any notes issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security.

Governing Law

The indenture and the notes will be governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustee

Deutsche Bank Trust Company Americas is the trustee under the indenture and has also been appointed by us to act as registrar, transfer agent and paying agent for the notes. Deutsche Bank Trust Company Americas, in each of its capacities, including without limitation as trustee, registrar, transfer agent and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We maintain banking and other relationships in the ordinary course of business with the trustee and its affiliates, including those described below.

Because the trustee also serves as trustee for previously issued series of our convertible securities, it may be considered to have a conflicting interest and decide to resign as trustee for the notes if a default occurs with respect to the notes or either series of our convertible securities. If the trustee resigns, we will be required to appoint a successor. If we are unable to do so, however, the resignation will not be effective, notwithstanding a conflicting interest.

BOOK-ENTRY SYSTEM

DTC

DTC will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate principal amount of notes, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in notes, so long as the corresponding securities are represented by global security certificates.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to us or our agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

■	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

■	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

■

will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and interest payments on, and notices with respect to, the securities represented by the global security certificates and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. None of us, the trustee or any agent for us or them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate the transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but they assume no responsibility for the accuracy thereof.

Euroclear and Clearstream, Luxembourg

For so long as DTC acts as the depositary, interests in the global security certificate may also be held through Clearstream Banking, société anonyme, which is referred to as “Clearstream, Luxembourg,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is referred to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names in DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and it takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax considerations of the purchase, ownership and disposition of the notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to differing interpretations. This discussion only applies to you if you hold notes as “capital assets”, within the meaning of the Code, and you purchase your notes in this offering for a price equal to their “issue price” (i.e., the first price at which a substantial amount of the notes are sold for money to the public).

This discussion is for general information only and does not address all of the material tax considerations that may be relevant to you in light of your particular circumstances or to beneficial owners of the notes that are subject to special treatment under U.S. federal income tax laws (such as financial institutions, banks, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, traders in securities that elect to mark to market, tax-exempt entities or persons holding notes in a tax-deferred or tax-advantaged account, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax and certain U.S. expatriates, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons holding notes as a position in a “straddle” or as part of a “hedging”, “conversion” or other “integrated” transaction for tax purposes). This discussion does not address any state, local or foreign tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

For purposes of this discussion, a U.S. holder is a beneficial owner of a note that is, for U.S. federal income tax purposes:

■	an individual citizen or resident of the United States;

■

a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

■	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

■

a trust if either (1) a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) the trust was in existence on August 20, 1996, was treated as a U.S. person prior to such date, and has made a valid election to continue to be treated as a U.S. person.

For purposes of this discussion, a non-U.S. holder is a beneficial owner of a note that is not a U.S. holder, not an entity or arrangement treated as a partnership for U.S. federal income tax purposes, and not a partner in such a partnership.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds a note, the tax treatment of the partnership and its partners will generally depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. A prospective purchaser of the notes that is treated as a partnership for U.S. federal income tax purposes, or a partner in such a partnership, should consult its own tax advisors regarding the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes.

Persons considering the purchase of the notes should consult their own tax advisors with respect to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.

U.S. holders

Under certain circumstances as described under “Description of Notes—Interest Rate Adjustments”, we will be obligated to pay additional interest on the notes, which may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” We intend to take the position that the notes should not be treated as contingent payment debt instruments because of such potential additional interest payments, and therefore we also intend to treat any such payment of additional interest as taxable to you as additional ordinary income at the time you receive the additional interest or when it accrues in accordance with your regular method of accounting for U.S. federal income tax purposes. Our position is binding on you, unless you disclose in the proper manner to the IRS that you are taking a different position. Our position is not, however, binding on the IRS and if the IRS were to challenge this position, the amount and timing of interest income recognized on your notes could differ and you might be required to treat income realized on the taxable disposition of a note as ordinary income rather than capital gain. You should consult your own tax advisors as to the U.S. federal income and other tax consequences relating to the payment of these additional interest payments. The following discussion is based on the assumption that the notes will not be treated as contingent payment debt instruments.

Interest Income.

If you are a U.S. holder of the notes, you would be taxed on interest paid under the notes as ordinary income at the time the interest is received or when it accrues, depending on your method of accounting for tax purposes. Such interest would constitute income from sources within the United States for U.S. foreign tax credit purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes.

Upon the sale, exchange, redemption or other taxable disposition of a note, if you are a U.S. holder, you generally would recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange, redemption or other taxable disposition (excluding any portion attributable to accrued and unpaid interest, which will be taxable as ordinary income if not previously included in your taxable income) and (ii) your tax basis in the note. Your tax basis in a note would generally be equal to the amount paid for the note. Capital gain of certain non-corporate U.S. holders is generally taxed at preferential rates if the holding period for the note is greater than one year at the time of the disposition. The deductibility of capital losses is subject to limitations. Any gain or loss generally will be treated as income or loss from within the United States for U.S. foreign tax credit purposes.

Medicare Tax.

For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will generally include its interest income and any net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in the notes.

Non-U.S. holders

Subject to the discussion below concerning backup withholding, if you are a non-U.S. holder, payments of principal and interest with respect to a note held by or for you would not be subject to U.S. federal income or withholding tax, provided that, in the case of interest, (i) the interest is not effectively connected with the conduct of a trade or business in the United States by you, (ii) you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of MF Global Holdings Ltd. entitled to vote, (iii) you are not a controlled foreign corporation that is related, directly or indirectly, to MF Global Holdings Ltd. through sufficient stock ownership or a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) the statement requirement set forth in Section 871(h) or Section 881(c) of the Code (as described below) has been fulfilled with respect to you.

In general, Sections 871(h) and 881(c) of the Code require that, in order to obtain the exemption from U.S. federal withholding tax described in the paragraph above, you must provide a statement to the withholding agent to the effect that you are not a U.S. person. Such requirement generally would be fulfilled if you certify on Internal Revenue Service (“IRS”) Form W-8BEN, under penalties of perjury, that you are not a U.S. person and you provide your name and address. In the case of notes held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the foreign intermediary or partnership, as the case may be, generally must provide IRS Form W-8IMY to the withholding agent with the required attachments, including an appropriate certification by each beneficial owner.

You would generally not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption or other taxable disposition of a note, unless (i) you are an individual who is present in the United States for 183 days or more in the taxable year of such sale, exchange, redemption or other taxable disposition and certain other conditions are met or (ii) such gain is effectively connected with the conduct by you of a trade or business in the United States (in each case, subject to the provisions of an applicable income tax treaty).

If you are engaged in a trade or business in the United States, and if amounts treated as interest for U.S. federal income tax purposes on a note or gain realized on the sale, exchange, redemption or other taxable disposition of a note are effectively connected with the conduct of such trade or business, although you generally would be exempt from U.S. federal withholding tax described above, you would generally be subject to regular U.S. federal income tax on such effectively connected income or gain on a net-income basis in the same manner as if you were a U.S. holder (subject to the provisions of an applicable income tax treaty). In lieu of the IRS forms described above, you would be required to provide IRS Form W-8ECI to the withholding agent in order to claim an exemption from U.S. federal withholding tax. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of your effectively connected earnings and profits for the taxable year, subject to certain adjustments.

If you are an individual who is present in the United States for 183 days or more during the taxable year of the sale, exchange, redemption or other taxable disposition of a note and certain other conditions are met, you may be subject to a tax of 30% on the gain derived from such sale, exchange, redemption or other taxable disposition, which gain may be offset by certain capital losses.

Backup withholding and information reporting

Principal payments and interest paid or accrued on a note and the proceeds from a sale, exchange or other taxable disposition of a note generally will be subject to information reporting. In addition, such amounts may be subject to backup withholding (currently imposed at a rate of 28%) if a U.S. holder fails to provide its correct taxpayer identification number, or to make required certification, or otherwise comply with applicable requirements of the backup withholding rules. In the case of a non-U.S. holder, backup withholding generally would not apply to payments on, or proceeds from the sale, exchange, redemption or other taxable disposition of a note if the statement referred to in the second paragraph above under the heading “—Non-U.S. Holders” has been received. Withholding agents must nevertheless report to the IRS and to each non-U.S. holder the amount of interest paid with respect to the notes held by such non-U.S. holder and the rate of withholding (if any) applicable to such non-U.S. holder. Backup withholding is not an additional tax and, accordingly, a beneficial owner may obtain a refund of backup withholding, or such backup withholding may be applied as a credit against such beneficial owner’s U.S. federal income tax liability, provided in each case that the beneficial owner timely furnishes the required information to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in the underwriting agreement, dated August 3, 2011, among us and the underwriters named in the table below, we have agreed to sell to the underwriters and the underwriters have severally agreed to purchase from us, the principal amount of notes indicated in the table below. Jefferies & Company, Inc. is the representative of the underwriters.

UNDERWRITER	PRINCIPAL AMOUNT OF NOTES
Jefferies & Company, Inc.	$284,375,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	11,375,000
BMO Capital Markets Corp.	6,500,000
Commerz Markets LLC	6,500,000
Natixis Securities North America Inc.	6,500,000
Lebenthal & Co., LLC	3,250,000
Sandler O’Neill & Partners, L.P.	3,250,000
U.S. Bancorp Investments, Inc.	3,250,000

Total	$325,000,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the notes if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the several underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”) provide pricing, execution and counterparty services to us in a number of asset types, primarily including foreign exchange, interest rates, equity products, debt products and commodities. Additionally, affiliates of BofA Merrill Lynch extend us credit, provide us with treasury and trade services and execute foreign exchange with us in various locations in the normal course of business. Affiliates of several of the underwriters are lenders under our liquidity facility and will receive a share (proportionate to their respective commitments under the liquidity facility) of the net proceeds of this offering that may be used to repay outstanding borrowings under the liquidity facility, as described under “Use of Proceeds.” An affiliate of BofA Merrill Lynch acts as a syndication agent under our liquidity facility. Affiliates of BofA Merrill Lynch and BMO Capital Markets Corp. are lenders under the secured credit facility. An affiliate of BofA Merrill Lynch acts as a syndication agent under the secured credit facility. Each of BofA Merrill Lynch and Sandler O’Neill & Partners, L.P. served as underwriters in the recent offering of our 2016 Convertible Notes. BofA Merrill Lynch served as an underwriter in the recent offering of our 2018 Convertible Notes and it (or its affiliate) acted as counterparties to us in various convertible note hedge and warrant transactions that we entered into in connection with that offering. An affiliate of BMO Capital Markets Corp. is the principal settlement bank for our derivatives activity in the United States and provides extensive global treasury management services, which require intraday liquidity.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and certain of their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Commission and Expenses

The underwriters have advised us that they propose to offer the notes to the public at the initial public offering price set forth on the cover page of this prospectus supplement. After the offering, the initial public offering price may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the notes).

PAID BY US
Per note	1.50%
Total	$4,875,000

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $460,000.

Determination of Offering Price

Prior to the offering, there has not been a public market for the notes. Consequently, the public offering price for the notes will be determined by negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price will correspond to the price at which the notes will trade in the public market subsequent to the offering or that an active trading market for the notes will develop and continue after the offering.

No Listing

The notes are not listed on any securities exchange or included in any quotation system.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the notes at a level above that which might otherwise prevail in the open market. A stabilizing bid is a bid for the purchase of notes on behalf of the underwriters for the purpose of fixing or maintaining the price of the notes. A syndicate covering transaction is the bid for or the purchase of notes on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Conflicts of Interest

Affiliates of one or more of the underwriters may receive 5% or more of the net proceeds of this offering by reason of the repayment of outstanding indebtedness under our liquidity facility. Accordingly, one or more of the underwriters may have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, and this offering will be conducted pursuant to the requirements of that rule. Pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering, as the offering is of debt securities that are investment grade rated. Pursuant to Rule 5121(c), none of the underwriters with a conflict of interest are permitted to confirm sales to any account over which they exercise discretionary authority without the specific written approval of the accountholder.

Market-Making Resales by Affiliates

This prospectus supplement may be used by MF Global Inc. or one more of our other affiliates in connection with offers and sales of the notes in market-making transactions. In a market-making transaction, MF Global Inc. or one of our other affiliates may resell a note it acquires from other holders, after the original offering and sale of the notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, MF Global Inc. or one of our other affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. MF Global Inc. or one of our other affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

We do not expect to receive any proceeds from market-making transactions. We do not expect that MF Global Inc. or any of our other affiliates that engage in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlements dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement has been prepared on the basis that any offer of the notes offered hereby in any Relevant Member State (as defined below) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the notes offered hereby. Accordingly, any person making or intending to make an offer in that Relevant Member State of the notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriter have authorized nor do we or the underwriter authorize the making of any offer of the notes offered hereby in circumstances in which an obligation arises for us or the underwriter to publish a prospectus for such offer.

In relation to each Member State of the European Economic Area which implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State at any time:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the notes shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in relation to any of the notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Except as specified in the paragraph below, each subscriber for or purchaser of the notes in the offering located within a Member State of the European Economic Area will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive. We, the underwriter and its affiliates, and others will rely on the truth and accuracy of the foregoing representation, acknowledgement and agreement.

A person who is not a qualified investor and who has notified the underwriter of such fact in writing may, with the consent of the underwriter, be permitted to subscribe for or purchase the notes in this offering.

Notice to Prospective Investors in the United Kingdom

The underwriters have represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

a) released, issued, distributed or caused to be released, issued or distributed to the public in France; or

b) used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:

a) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

b) to investment services providers authorized to engage in portfolio management on behalf of third parties; or

c) in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; or (iv) as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Korea

The notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act, and have not been offered, sold or delivered, directly or indirectly, in Korea or to any Korean resident (as such term is defined in the Foreign Exchange Transaction Law of Korea) for a period of one year from the date of issuance of the notes, except as otherwise permitted by applicable Korean laws and regulations.

Notice to Prospective Investors in the People’s Republic of China

The notes are being offered or sold and may not be offered or sold, directly or indirectly, within the People’s Republic of China (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by the securities and funds laws of the People’s Republic of China.

Notice to Prospective Investors in the Republic of China

The underwriters have represented and agreed that it has not offered, sold or delivered, and will not offer, sell or deliver, at any time, directly or indirectly, any notes acquired by it as part of the offering in the Republic of China or to, or for the account or benefit of, any resident of the Republic of China.

VALIDITY OF SECURITIES

The validity of the notes offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the fiscal year ended March 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Warrants

MF Global Holdings Ltd. may, from time to time, offer to sell debt securities, preferred stock, common stock and warrants. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for our common stock, preferred stock or other securities. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.

Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities. A prospectus supplement may also update, modify or supersede information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. See “Plan of Distribution” for a further description of the manner in which we may dispose of the securities covered by this prospectus.

Our common stock is currently listed on the New York Stock Exchange under the symbol “MF”. On February 23, 2010, the closing sale price of our common stock on the New York Stock Exchange was $6.79 per share.

You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated herein by reference, before you make your investment decision.

See the information referenced in “Risk Factors” beginning on page 6 of this prospectus, to read about factors you should consider before buying any of our debt securities, preferred stock, common stock or warrants.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 24, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement together with this prospectus that will contain specific information about the terms of the offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information”.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and filed on June 10, 2009. See “Special Note Regarding Incorporated Financial Statements and Financial Disclosures” for a discussion of material in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 that has been amended and superseded in subsequent filings that are incorporated herein by reference;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009 and filed on August 7, 2009;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009 and filed on November 6, 2009;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2009 and filed on February 5, 2010;

•	Our Current Reports on Form 8-K filed on April 3, 2009, August 7, 2009, October 5, 2009 and February 1, 2010;

•	Our Current Report on Form 8-K12G3 filed on January 5, 2010;

•

The description of our capital stock included under the caption “Description of Capital Stock” in a prospectus, dated December 1, 2009, which was filed pursuant to Rule 424(b)(3) on December 1, 2009 (the “Final Prospectus”), and which related to our Registration Statement on Form S-4/A, dated November 30, 2009, filed on November 30, 2009;

•	The description of our 9.00% Convertible Senior Notes due 2038 included under the caption “9.00% Convertible Notes due 2038” under Item 3.02 of our Current Report on Form 8-K filed on June 26, 2008;

•	Our Definitive Proxy Statement on Schedule 14A for the annual general meeting of shareholders on August 13, 2009 and filed on July 1, 2009; and

•

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus and before the termination of the applicable offering.

Please note that the documents that are incorporated by reference in this prospectus but were filed under the Exchange Act before January 4, 2010 do not reflect our Domestication or the resulting change in our name, jurisdiction of incorporation or capital structure. We describe these matters below under “Special Note Regarding the Domestication”.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 717 Fifth Avenue, New York, NY 10022, telephone 1-800-596-0523, email investorrelations@mfglobal.com.

SPECIAL NOTE REGARDING INCORPORATED FINANCIAL STATEMENTS AND

FINANCIAL DISCLOSURES

On August 7, 2009 we filed a Current Report on Form 8-K (the “August Current Report”), which, among other things, amends and supersedes “Item 6. Selected Financial Data” and “Item 8. Financial Statements and Supplementary Data” as set forth in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed on June 10, 2009, in order to reflect our adoption, effective April 1, 2009, of Accounting Standards Codification (“ASC”) 810, which discusses accounting for noncontrolling interests in consolidated financial statements (“ASC 810”), formerly SFAS No. 160, and ASC 470-20, which discusses accounting for convertible debt instruments that may be settled in cash upon conversion including partial cash settlement (“ASC 470-20”), formerly FSP APB 14-1. You should read the August Current Report with respect to the superseded items in conjunction with our Annual Report, our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2009, September 30, 2009 and December 31, 2009 and our other filings that are incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “targets,” “goal,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements relate to future events or our future financial or other performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in or implied by these forward-looking statements. For information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements, see the information referenced below under “Risk Factors”.

MF GLOBAL HOLDINGS LTD.

We are a leading intermediary offering customized solutions in global cash and derivatives markets. We provide execution and clearing services for exchange-traded and over-the-counter, or OTC, derivative products, as well as for certain products in the cash market. We provide our clients with access to many of the largest and fastest growing markets and products throughout the world.

As of March 31, 2009, we had more than 137,000 active clients worldwide and we currently have offices in Bermuda, Chicago, Dubai, Geneva, Hong Kong, London, Mumbai, New York, Paris, Singapore, Sydney, Taipei, Tokyo, and Toronto among others. We provide our clients with access to many of the largest and fastest growing markets and products throughout the world.

Our clients include institutions, hedge funds and other asset managers, as well as professional traders and private clients. We act as an intermediary principally for five types of products: fixed income, commodities, foreign exchange, equities and interest rate products, and support a retail products group.

We generally execute orders for our clients on an agency or matched-principal basis. When we execute for a client on an agency basis, we typically direct the order to an exchange or OTC market where it is matched with a corresponding order for execution. When we execute a client order on a matched-principal basis, we take the other side of the trade for our own account and relatively quickly (often within minutes and generally on the same trading day) enter into an offsetting trade with another party. We engage in matched-principal execution, which generally yields higher profit margins than agency execution, primarily in the OTC markets, but also in certain listed markets outside the United States.

Except for corporate hedging and investment management transactions, we enter into transactions for our own account generally in response to or in anticipation of client demand, primarily to facilitate the execution of existing client orders or in the expectation that future client orders will become available to fill the other side of the transaction, and not primarily for directional purposes.

We also act as a clearing firm for clients who execute trades in futures and options on exchanges where we are approved as a clearing member. These include all major derivatives exchanges in the U.S. and Europe as well as certain Asia/Pacific markets. We may act as the clearing firm for clients who use us to execute their orders, as well as for clients who use other executing brokers or execute their orders directly on the exchange. We also provide clearing services for a growing number of transactions executed in the OTC markets.

We derive revenues from four main sources: commissions from agency execution; commissions from clearing services; markups from principal transactions, primarily consisting of client trades executed on a matched-principal basis; and net interest income on (i) cash balances in our clients’ accounts, most of which are maintained by our clearing clients to meet margin requirements as well as (ii) interest related to our fixed income and principal transaction activities.

Our business model is global and product-driven, which allows us to centrally manage our resources while offering clients an expansive array of products across a broad range of markets and geographies. We operate and manage our business as a single operating segment. We do not manage our business by services or product lines, market types, geographic regions, client segments or any other exclusive category.

We seek to discover and capitalize on market opportunities for clients through our international network of offices and relationships, expansive product offerings, value-added product expertise and consistent, high-quality service. Our history dates back over 200 years ago to a brokerage business that was a founding member of some of the world’s first futures exchanges. After an initial public offering in July 2007, we separated from Man Group plc, our former parent, and became an independent public company with shares listed on the New York Stock Exchange.

Our principal executive offices are located at 717 Fifth Avenue, New York, New York 10022 and our registered office is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

SPECIAL NOTE REGARDING THE DOMESTICATION

We previously operated as an exempted company incorporated under the laws of Bermuda and known as MF Global Ltd. (“MFG Bermuda”). On January 4, 2010, we discontinued our existence as a Bermuda exempted company as provided under Section 132G of The Companies Act 1981 of Bermuda and, pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”), continued our existence under the DGCL as a corporation organized in the State of Delaware and known as MF Global Holdings Ltd. (“MFG Delaware”). We refer to our discontinuance under Bermuda law and our continuance under Delaware law as the “Domestication”. When we refer to the “Company”, “MF Global Ltd.”, “we”, “our”, “us” and similar terms, we mean, as of any time prior to the Domestication, MFG Bermuda and, as of any time after the Domestication, MFG Delaware.

The business, assets and liabilities of the Company and its subsidiaries on a consolidated basis, as well as its principal locations and fiscal year, were the same immediately after the Domestication as they were immediately prior to the Domestication. In addition, the directors and executive officers of the Company immediately after the Domestication were the same individuals who were directors and executive officers, respectively, of MFG Bermuda immediately prior to the Domestication.

The Company’s common stock continues to be listed for trading on the New York Stock Exchange under the ticker symbol “MF”.

As a result of the Domestication, holders of common shares of MFG Bermuda became holders of shares of common stock of MFG Delaware. Similarly, pursuant to the Domestication, holders of MFG Bermuda’s 6% Cumulative Convertible Preference Shares, Series A and holders of MFG Bermuda’s 9.75% Non-Cumulative Convertible Preference Shares, Series B became holders of shares of MFG Delaware’s 6% Cumulative Convertible Preferred Stock, Series A (the “Series A Preferred Stock”) and MFG Delaware’s 9.75% Non-Cumulative Convertible Preferred Stock, Series B (the “Series B Preferred Stock”), as applicable. In the Domestication, each of MFG Bermuda’s outstanding common and preference shares (Series A and B) were automatically converted by operation of law, on a one-for-one basis, into shares of MFG Delaware’s common or preferred stock (Series A or B), as applicable. Consequently, each holder of an MFG Bermuda common or preference share immediately prior to the Domestication held, immediately thereafter, a share of MFG Delaware’s common or preferred stock, as applicable, in each case representing the same proportional equity interest in MFG Delaware as that shareholder held in MFG Bermuda and representing the corresponding class and series of shares. The number of shares of MFG Delaware’s common stock and preferred stock outstanding immediately after the Domestication was the same as the number of common shares and preference shares of MFG Bermuda outstanding immediately prior to the Domestication. Pursuant to a Rights Agreement dated as of July 9, 2007, as amended (the “Rights Plan”), between MFG Delaware and Computershare Trust Company, N.A., as Rights Agent, each share of MFG Delaware’s common stock evidences one common stock purchase right just as each common share of MFG Bermuda evidenced one common share purchase right under the Rights Plan immediately prior to the Domestication.

The rights of holders of the Company’s common stock are now governed by its Delaware certificate of incorporation, its Delaware by-laws and the DGCL, each of which is described in the Final Prospectus. The Final Prospectus is part of MFG Bermuda’s registration statement on Form S-4 dated November 30, 2009, which was filed with the SEC on November 30, 2009 (File No. 333-162892). The Series A Preferred Stock and the Series B Preferred Stock have each been issued under a Certificate of Designations, dated January 4, 2010, each of which is a part of the Company’s certificate of incorporation. A copy of the Company’s certificate of incorporation and by-laws have been filed as exhibits to a Current Report on Form 8-K12G3, filed on January 5, 2010.

RISK FACTORS

Before you invest in any of our debt securities, common stock, preferred stock or warrants, in addition to the other information in this prospectus, you should carefully consider the risk factors described in Part I, “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended March 31, Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009 and “Risk Factors—Risks Relating to the Change in our Place of Incorporation” in the Final Prospectus (and in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in this prospectus). See “Where You Can Find More Information” above for information about how to obtain a copy of these documents.

RATIOS OF EARNINGS

The following table sets forth information regarding our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred dividends for the periods shown. For purposes of determining the below ratios, earnings consist of pre-tax income or loss from continuing operations before adjustment for non-controlling interests in consolidated subsidiaries or income or loss from equity investees and fixed charges. Fixed charges consist of interest expenses, amortization of debt issuance costs, accretion of debt discount and an appropriate portion of rentals representative of the interest factor.

	Nine Months Ended December 31,	Fiscal Year
	2009	2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges(1)	—	1.02	1.00	1.08	1.07	1.22
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends(2)	—	—	1.00	1.08	1.07	1.22

(1)

Due to our pre-tax loss and significant non-cash charges in the nine months ended December 31, 2009, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $64.992 million to achieve a coverage of 1:1.

(2)

Due to our pre-tax loss and significant non-cash charges in the nine months ended December 31, 2009 and significant non-cash charges in the year ended March 31, 2009, the ratio coverage was less than 1:1 in each of these periods. We would have needed to generate additional earnings of approximately $88.026 million in the nine months ended December 31, 2009 and approximately $23.775 million in the year ended March  31, 2009 to achieve a coverage of 1:1 in each of these periods.

U SE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement or other offering material, we intend to use the net proceeds from the sales of the securities for general corporate purposes. We may temporarily invest the net proceeds or use them to repay short term debt until they are used for their stated purpose.

SUMMARY DESCRIPTION OF THE SECURITIES WE MAY ISSUE

We may use this prospectus to offer from time to time:

•

Senior and subordinated debt securities. These debt securities may be convertible or exchangeable into our common stock, preferred stock or other securities. They will be unsecured and, in the case of senior debt, will rank equally with any of our other unsubordinated and unsecured debt and, in the case of subordinated debt, will rank junior in right of payment and priority to any senior debt.

•

Preferred stock, par value $1.00 per share. The preferred stock may be convertible or exchangeable into other series of preferred stock or our common stock. We can offer different series of preferred stock with different dividend, liquidation, redemption and voting rights.

•	Common stock, par value $1.00 per share.

•	Warrants. These warrants may be for the purchase of our debt securities, preferred stock or common stock. Warrants may be issued independently of such debt securities, preferred stock or common stock.

We may issue securities denominated in U.S. dollars, but we may choose to issue securities in any other currency, including the Euro.

The applicable prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities.

DESCRIPTION OF DEBT SECURITIES

Senior and Subordinated Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued under the senior indenture and subordinated debt securities will be issued under the subordinated indenture, in each case with the specific terms and conditions set forth in a supplemental indenture. Each indenture is a contract between us and Deutsche Bank Trust Company Americas, as the initial trustee. The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Default and Related Matters—Remedies if an Event of Default Occurs”.

•

Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your securities to new buyers and sending you notices. Unless otherwise indicated in a prospectus supplement, Deutsche Bank Trust Company Americas will perform these administrative duties.

This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the “indentures”. The indentures and their associated documents, including the debt securities themselves and a supplemental indenture relating to a particular series of debt securities, contain the full text of the matters summarized in this section and your prospectus supplement. The forms of the indentures are filed as exhibits to the registration statement of which this prospectus forms a part, and forms of the debt securities and any supplemental indentures may be filed as exhibits with future SEC filings from time to time. See “Where You Can Find More Information” above for information on how to obtain copies. Section references in the description that follows relate to the indentures.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of MF Global Holdings Ltd. and will not be guaranteed by any of our subsidiaries. The senior debt securities will rank equally with any of our other unsubordinated and unsecured debt. The subordinated debt securities will be subordinate and rank junior in right of payment and priority to any senior debt, as defined, and described more fully, under “—Subordination” to the extent and in the manner set forth in the subordinated indenture.

As of December 31, 2009, we had an aggregate principal amount of $205 million of our 9.00% Convertible Senior Notes due 2038 (the “Convertible Notes”) outstanding. The Convertible Notes were issued pursuant to an Indenture dated as of June 25, 2008, as amended (the “Convertible Notes Indenture”), between MF Global Holdings Ltd., as issuer, and Deutsche Bank Trust Company Americas, as Trustee. The Convertible Notes will rank equally in right of payment with any unsecured debt securities issued under the senior indenture and will rank senior in right of payment to any unsecured debt securities issued under the subordinated indenture. For a description of the Convertible Notes, see “Description of Capital Stock” in the Final Prospectus.

Additionally, as of December 31, 2009, we had approximately $442.5 million outstanding under our $1.5 billion five-year unsecured committed revolving credit facility. The amounts drawn by us under this facility rank equally in right of payment to any of our unsecured debt securities issued under the senior indenture and will rank senior in right of payment to any unsecured debt securities issued under the subordinated indenture. For a description of our revolving credit facility, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Facilities and Sources of Liquidity” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

Our outstanding securities and related agreements have covenants and terms that could affect an investment in the securities offered by this prospectus. Before investing in any of our debt securities, please refer to the section in this prospectus entitled “Additional Considerations Concerning our Securities”.

This Section Is Only a Summary

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures (and any amendments or supplements validly entered into by us from time to time) and the debt securities, including the definitions therein of certain terms. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities. The indentures (together with any related amendments or supplements thereto) and the debt securities, and not any summary of the terms thereof, will govern the rights of holders of the debt securities.

Terms Contained in Prospectus Supplement

The applicable prospectus supplement will contain the terms relating to the specific series of debt securities being offered. The applicable prospectus supplement will include some or all of the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

•

the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of any debt securities is payable;

•	the rate or rates at which any debt securities of the series shall bear interest, if any, and the date or dates from which any such interest shall accrue;

•	the dates on which any interest will be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on any debt securities of the series shall be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which our election to redeem the debt securities shall be evidenced;

•

our obligation, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provision and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations of the debt securities if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•

any provisions regarding the manner in which the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to a financial or economic measure or pursuant to a formula, if applicable;

•

if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies, or currency units in which the principal of or any premium or interest on such debt securities shall be payable, the periods within which and the terms and conditions upon which such payments are to be made, and the amount so payable (or the manner in which such amount shall be determined);

•	if other than the entire principal amount, the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of the maturity;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any day prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	that the debt securities of the series shall be subject to full defeasance or covenant defeasance, as described further below, if applicable;

•

that any debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the depositaries for such global securities and the form of any legend or legends which shall be borne by such global security, if applicable;

•

any addition to, elimination of or other change in the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount due and payable;

•	any addition to, elimination of or other change in the covenants which apply to any debt securities of the series;

•	the terms and conditions, if any, pursuant to which the debt securities of the series are convertible for shares of common stock or shares of preferred stock or other securities; and

•	any other terms of the debt securities not inconsistent with the indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Debt securities may bear interest at a fixed rate or a variable rate, as specified in the applicable prospectus supplement. In addition, if specified in the applicable prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any material special federal income tax considerations applicable to any such discounted debt securities.

Overview of Remainder of This Section

The remainder of this section summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	Your rights under several special situations, such as if we merge with another company, or if we want to change a term of the debt securities;

•	Your rights if we default or experience other financial difficulties; and

•	The subordination of the debt securities relative to senior indebtedness issued by us.

Additional Mechanics

Form

The debt securities will be initially issued as a registered global security as described below under “What Is a Global Security?” unless otherwise specified in the applicable prospectus supplement. If any debt securities cease to be issued in registered global form, they will be issued in fully registered form, without coupons (Section 302), although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. Debt securities will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. (Section 302)

Exchange and Transfer

You may have fully registered securities broken into more securities of smaller denominations (but not into denominations smaller than any minimum denomination applicable to the securities) or combined into fewer securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange”. (Section 305)

If you are holding bearer securities and if permitted by the terms of your series of debt securities, you may exchange bearer debt securities for an equal amount of registered debt securities of the same series and date of maturity. No bearer debt securities will be exchanged for registered securities if in doing so we would suffer adverse consequences under any U.S. law applicable to the exchange. Registered debt securities may not be exchanged for bearer debt securities.

You may exchange or transfer your fully registered securities at the office of the registrar. (Section 305) The registrar acts as our agent for registering securities in the names of holders and for transferring and exchanging securities, as well as maintaining the list of registered holders. The paying agent acts as the agent for paying interest, principal and any other amounts on securities. (Section 305) Unless otherwise specified in the applicable prospectus supplement, the trustee will perform the roles of registrar and paying agent, and will perform other administrative functions. We may change these appointments to another entity or perform them ourselves.

We may designate additional or alternative registrars or paying agents, acceptable to the trustee, and they would be named in the applicable prospectus supplement. We may cancel the designation of any particular registrar or paying agent. We may also approve a change in the office through which any registrar or paying agent acts. We must maintain a paying agent office at the place of payment for each series of debt securities. (Sections 305 and 1002)

There is no service charge for exchanges and transfers. You will not be required to pay a service charge to transfer or exchange securities, but you may be required to pay for any tax or other governmental charge that may be imposed in connection with the exchange or transfer. (Section 305)

At certain times, you may not be able to transfer or exchange your securities. If we redeem any series of securities, or any part of any series, then we may prevent you from transferring or exchanging these securities for certain periods. We may do this during the period beginning 15 days before the day we mail the notice of redemption and ending at the close of business on the day of that mailing, in order to freeze the list of holders so we can prepare the mailing. We may also refuse to register transfers or exchanges of securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305)

Replacing Your Lost or Destroyed Certificates

If you bring a mutilated certificate to the registrar, we will issue a new certificate to you in exchange for the mutilated one, or we may elect to pay the security. (Section 306)

If you claim that a certificate has been lost, completely destroyed, or wrongfully taken from you, then the trustee will give you a replacement certificate if you meet our and the trustee’s requirements, including satisfactory evidence of loss, destruction or theft. Also, we and the trustee may require you to provide reasonable security or indemnity to protect us and the trustee from any loss we may incur from replacing your certificates or coupons. (Section 306)

In either case, we may also charge you for our expenses in replacing your security and for any tax or other governmental charge that may be incurred. (Section 306)

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the registrar’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day is called the “regular record date” and is stated in the applicable prospectus supplement. (Section 307) Holders buying and selling securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the record date. The most common manner is to adjust the sales price of the securities to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest”.

We will pay interest, principal and any other money due on the debt securities of a series at the place of payment specified in the applicable prospectus supplement for that series. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. If we have designated additional paying agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular paying agent or approve a change in the office through which any paying agent acts, but we must have a paying agent in each place of payment for the securities. (Section 1002)

All money we forward to the trustee or a paying agent that remains unclaimed will, at our request, be repaid to us at the end of two years after the amount was due to the direct holder. After that two-year period, you may look only to us as a unsecured general creditor for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “What Is a Global Security?”. (Section 1002)

“Street name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Payment of Bearer Securities

We will only pay interest on bearer debt securities when you present and surrender the coupons for the interest installments evidenced by the bearer securities as they mature. You must present your coupons at a paying agency of MF Global Holdings Ltd. located outside of the United States. Unless otherwise specified in the applicable prospectus supplement, we will maintain a non-U.S. paying agent for two years after the principal of a series of bearer debt securities has become due. We will continue to maintain the paying agent after that period, if it is necessary to comply with U.S. tax law or regulations. We will provide the paying agent with the necessary funds for payment upon reasonable notice. We generally will not make any payments in the United States. However, if payment outside of the United States is illegal or precluded by exchange controls or similar restrictions in a foreign country, we may instruct the trustee to make payments at a paying agent located in the United States.

Unless otherwise specified in the applicable prospectus supplement, you can prove your ownership of a bearer security by presenting the actual security, or a certificate or affidavit executed by the person holding the bearer security or executed by a depositary with whom the bearer securities were deposited, if the trustee is satisfied with the certificate or affidavit.

Notices

We and the trustee will send notices regarding the securities only to direct holders, using their addresses as listed in the register kept at the office of the registrar. (Section 106)

Special Situations

Mergers and Similar Transactions

We are generally permitted to consolidate or amalgamate with or merge into another company. We are also permitted to convey, transfer or lease all or substantially all of our assets to another company. However, we may not take any of these actions unless the company certifies to the trustee that both of the following conditions are met:

•

the successor company (if any) is organized under the laws of any U.S. jurisdiction, Bermuda, any full member state of the European Union, Canada, Australia or Switzerland (or any subdivision thereof) and it expressly assumes our obligations on the securities; and

•

immediately after giving effect to the transaction, no event of default (and no event which, after notice or lapse of time or both, would become an event of default) shall have happened and be continuing. (Section 801)

Modification and Waiver of Your Contractual Rights

Under certain circumstances, we can make changes to the indentures and the securities. Some types of changes require the approval of each security holder affected, some require approval by a vote of a majority of the security holders of the particular series affected, and some changes do not require any approval at all. (Sections 901 and 902)

Changes Requiring Your Approval. First, there are changes that cannot be made to your securities without your specific approval. These include changes that:

•	reduce the percentage of holders of securities who must consent to a waiver or amendment of the indenture;

•	reduce the rate of interest on any security or change the time for payment of interest;

•	reduce the principal or premium due on any security or change the stated maturity date of any security;

•	change the place or currency of payment on a security;

•	change the right of holders to waive an existing default by majority vote;

•	modify the provisions of the indenture with respect to the subordination of the debt securities in a manner adverse to you;

•	impair your right to sue for payment; or

•	make any change to this list of changes that requires your specific approval. (Section 902)

Changes Requiring a Majority Vote. The second type of change to the indentures and the securities requires a vote in favor by security holders owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other specified changes that would not adversely affect holders of the securities in any material respect. A majority vote is required to waive any past default, except a failure to pay principal or interest and default in the certain covenants and provisions of the indenture that cannot be amended without the consent of the holder of each security. (Section 513)

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•

For original issue discount securities, we will use the principal amount that would be due and payable on the date in question if the maturity of the securities were accelerated to that date because of a default.

•	For securities the principal amount of which is not determinable, an amount determined in the manner prescribed for such security.

•	For securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined on the date of original issuance of these securities.

Securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. (Section 101)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date. (Section 104)

“Street name” and other indirect holders, including holders of any securities issued as a global security, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the securities or request a waiver.

Subordination

The securities may be subordinated debt securities and, as a result, the payment of principal, any premium and interest on the debt securities will be subordinated in right of payment to the prior payment in full of all our senior debt. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they come due, the holders of all our senior debt will be entitled to receive payment in full of all amounts that are due or will become due on the senior debt before you and the other direct holders of subordinated debt securities will be entitled to receive any amounts on such securities. These circumstances include:

•	Any liquidation, dissolution or winding up of our company.

•	An assignment or marshalling of our assets and liabilities for the benefit of our creditors.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

•

The maturity of the securities is accelerated. For example, the entire principal amount of a series of securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default. (Sections 1402 and 1403)

The applicable prospectus supplement relating to any offering of subordinated securities will describe the specific subordination provisions. However, unless otherwise noted in the applicable prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing and outstanding senior debt of MF Global Holdings Ltd.

In addition, we are not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on senior debt and do not cure such default, or if an event of default that permits the holders of senior debt to accelerate the maturity of the senior debt occurs. (Sections 1401, 1402 and 1404)

These subordination provisions mean that if we are insolvent a holder of our senior debt may ultimately receive out of our assets more than a holder of the same amount of our subordinated debt and a creditor of ours that is owed a specific amount but who owns neither our senior debt nor the securities may ultimately receive less than a holder of the same amount of senior debt or securities.

The subordinated indenture defines “senior debt”, with respect to any series of subordinated debt securities, as the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to MF Global Holdings Ltd., whether or not such claim for post-petition interest is allowed in such proceeding), on debt, which includes, among other items, all indebtedness and obligations of, or guaranteed or assumed by, MF Global Holdings Ltd. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether incurred on or prior to the date of the subordinated indenture or thereafter incurred; provided, however, that senior debt shall not be deemed to include any debt that by its terms is subordinate to, or ranks equally with, the subordinated debt securities of such series, and trade accounts payable and other accrued liabilities arising in the ordinary course of business. (Section 101)

Restrictive and Maintenance Covenants

We will describe any material restrictive and maintenance covenants, including restrictions on any subsidiary, for any series of debt securities in the prospectus supplement and/or other offering material for each offering of such debt securities.

Discharge and Defeasance of Our Obligations

The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement. (Section 1301)

Full Defeasance

If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the securities, called “full defeasance,” if we put in place the following other arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

•

There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the securities any differently than if we did not make the deposit and just repaid the securities ourselves.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)

If we accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the securities. You could not look to us for repayment in the event of any shortfall. Moreover, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. In the case of subordinated securities, you would also be released from the subordination provisions on the securities.

However, we cannot discharge ourselves from the obligations under any convertible or exchangeable securities, unless we provide for it in the terms of these securities and the applicable prospectus supplement.

We will indemnify the trustee against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the trustee or against the principal and interest received on these obligations. (Section 1305)

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the securities. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and, in the case of subordinated securities, you would be released from the subordination provisions on the securities. In order to achieve covenant defeasance, we must do the following:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the securities any differently than if we did not make the deposit and just repaid the securities ourselves.

If we accomplish covenant defeasance, the following provisions of the indenture and the securities would no longer apply:

•	Any covenants applicable to the series of securities and described in the applicable prospectus supplement.

•	The events of default relating to breach of covenants and acceleration of the maturity of other debt.

•	The subordination provisions on the securities, as applicable.

If we accomplish covenant defeasance, you can still look to us for repayment of the securities if a shortfall in the trust deposit occurs. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 1303 and 1304)

Additional Amounts

With respect to any payments made by us, all such payments under, or with respect to, the debt securities will, but only to the extent provided in the applicable prospectus supplement, be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge, including penalties, interest and other liabilities related thereto (“taxes”), imposed or levied on behalf of the U.S. or any other jurisdiction in which we are engaged in business, resident for tax purposes or generally subject to tax on a net income basis, or any political subdivision or taxing authority of or in any of the foregoing, unless we are required to withhold or deduct taxes by law or by the official interpretation or administration thereof.

If we are so required to withhold or deduct any amount for, or on account of, such taxes from any payment made under or with respect to the notes, we will, but only to the extent provided in the applicable prospectus supplement, pay such additional amounts (“additional amounts”), as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount such holder would have received if such taxes had not been required to be withheld or deducted.

The foregoing provisions will, to the extent provided in the applicable prospectus supplement, survive any termination or discharge of the indenture and any defeasance of the debt securities.

Whenever either in the indenture, this prospectus or any prospectus supplement, there is mentioned, in any context, payment of principal (and premium, if any), redemption price, interest or any other amount payable under or with respect to any debt securities, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable by us in respect thereof.

Redemption

We May Choose to Redeem Your Securities

We may be able to redeem your securities before their normal maturity. If we have this right with respect to your specific securities, the right will be described in the applicable prospectus supplement. It will also specify when we can exercise this right and how much we will have to pay in order to redeem your securities.

If we choose to redeem your securities, we will mail written notice to you not less than 30 days nor more than 60 days prior to redemption. Also, you may be prevented from exchanging or transferring your securities when they are subject to redemption, as described under “—Additional Mechanics—Exchange and Transfer” above. (Section 305)

Liens on Assets

A particular series of debt securities may contain provisions that restrict us from pledging or otherwise encumbering any of our assets and those of our subsidiaries. If applicable, these restrictions will be described in the applicable prospectus supplement.

Default and Related Matters

Ranking Compared to Other Creditors

The securities are not secured by any of our property or assets. Accordingly, your ownership of securities means you are one of our unsecured creditors. The senior debt securities will not be subordinated to any of our other debt obligations and therefore rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment to any of our senior debt. The trustee has a right to receive payment for its administrative services prior to any payment to security holders after a default. (Section 506)

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

The term “event of default” with respect to any series of securities means any of the following:

•	We fail to make any interest payment on a security when such interest becomes due, and we do not cure this default within 30 days.

•	We fail to make any payment of principal or premium when it is due at the maturity of any security.

•

We do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement.

•

We fail to comply with any of our other agreements regarding a particular series of securities or with a supplemental indenture, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series, we do not cure the default within 60 days.

•

We default on any indebtedness having an aggregate amount of at least $50,000,000, this default is either of payment of principal or results in acceleration of the indebtedness, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series we do not cure the default within 10 days.

•	We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in the prospectus supplement occurs, subject to any applicable cure period. (Section 501)

Remedies if an Event of Default Occurs

You and the trustee will have the following remedies if an event of default occurs:

Acceleration. If an event of default has occurred and has not been cured or waived, then the trustee or the holders of 25% in principal amount of the securities of the affected series may declare the entire principal amount of, and premium, if any, and all accrued and unpaid interest on all the securities of that series to be due and immediately payable. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount, and premium, if any, and all accrued and unpaid interest of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the securities of the affected series, if all events of default have been cured or waived. (Section 502)

Other Remedies of Trustee. If an event of default occurs, the trustee is authorized to pursue any available remedy to collect defaulted principal and interest and to enforce other provisions of the securities and the indentures, including bringing a lawsuit. (Section 503)

Majority Holders May Direct the Trustee to Take Actions to Protect Their Interests. Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an “indemnity”. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indentures. (Sections 512 and 603)

Individual Actions You May Take if the Trustee Fails to Act. Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

However, you are entitled at any time to bring an individual lawsuit for the payment of the money due on your security on or after its due date. (Section 508)

Waiver of Default

The holders of a majority in principal amount of any series of debt securities may waive a past default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on your debt security, however, without your individual approval. (Section 513)

We Will Give the Trustee Information About Defaults Annually

Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1004)

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.

Original Issue Discount Securities

The debt securities may be issued as original issue discount securities, which will be offered and sold at a discount from their principal amount. Only a discounted amount will be due and payable when the trustee declares the acceleration of the maturity of these debt securities after an event of default has occurred and continues, as described under “—Default and Related Matters—Remedies if an Event of Default Occurs” above.

Conversion of Convertible Debt Securities

Your debt securities may be convertible into our preferred stock, common stock or other securities if the applicable prospectus supplement so provides. If your debt securities are convertible or exchangeable, the applicable prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. The applicable prospectus supplement would also include provisions regarding the adjustment of the number of shares of common stock or shares of preferred stock or other securities you will receive upon conversion or exchange. In addition, the applicable prospectus supplement will contain the conversion price or exchange price and mechanisms for adjusting this price.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The senior indenture and the subordinated indenture provide that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth therein. Each indenture and the provisions of the Trust Indenture Act of 1939 (the “TIA”) contain limitations on the rights on the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it become subject to any conflicting interest (as defined under the TIA), it must eliminate such conflict or resign.

Legal Ownership of Debt Securities

Unless the applicable prospectus supplement specifies otherwise, we will issue debt securities initially in the form of a global security. However, we may elect to issue debt securities in fully registered or bearer form or both. We refer to those who have debt securities registered in their own names on the books that we or our agent maintain for this purpose, or who hold bearer certificates representing bearer debt securities, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as “indirect holders” of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

If we issue debt securities in global—i.e., book-entry—form, the debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

For registered debt securities, only the person in whose name a debt security is registered is recognized under the indenture as the holder of that debt security. Debt securities issued in global form will be issued in the form of a global security registered in the name of the depositary or its participants. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors in a book-entry security will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future we may terminate a global security under the circumstances specified under “What is a Global Security?—Special Situations When a Global Security Will Be Terminated” or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in “street name”. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not holders, of those debt securities.

Legal Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the applicable indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the applicable indenture—we would seek approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Holders of Bearer Debt Securities

If we issue debt securities in bearer form, they may be issued only outside of the United States to non-U.S. persons. In addition, we may offer bearer securities to offices of some U.S. financial institutions that have offices located outside the United States. We will describe any special restrictions on the offer, sale and delivery of bearer debt securities and any special federal income tax considerations applicable to bearer debt securities in the applicable prospectus supplement.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

A global security is a security that represents one or more debt securities and is held by a depositary. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominees. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as “DTC”, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

If the applicable prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain nonglobal certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Legal Ownership of Debt Securities” above;

•	An investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary may (and we understand that DTC will) require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Debt Securities”.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to debt securities represented by that global security and has not been cured or waived. We discuss defaults above under “—Default and Related Matters”.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary—and not we or the trustee—is responsible for deciding the names of the institutions that will be the initial direct holders. (Section 305)

DESCRIPTION OF PREFERRED STOCK

The following information outlines some of the provisions of our preferred stock. This information may not be complete in all respects and is qualified entirely by reference to our certificate of incorporation, by-laws, and the relevant certificate of designations relating to any series of preferred stock that we may offer. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of preferred stock may differ from the general description of terms presented below.

General

We are authorized to issue up to 200,000,000 shares of preferred stock, par value $1.00 per share. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of common stock and which could have certain anti-takeover effects. Before we issue any series of preferred stock, our board of directors will adopt resolutions creating and designating such series as a series of preferred stock. Holders of our common stock do not have the right to consent to, or veto, these resolutions.

As of February 24, 2010, we had 1,500,000 issued and outstanding shares of each of our series A preferred stock, par value $1.00 per share (the “Series A Preferred Stock”), and series B preferred stock, par value $1.00 per share (the “Series B Preferred Stock”). The rights, preferences and privileges of the Series A Preferred Stock and the Series B Preferred Stock, which are summarized below, are more fully set forth in the Certificate of Designations of 6% Cumulative Convertible Preferred Stock, Series A, which is filed as Annex A to exhibit 3.1 to our Current Report on Form 8-K12G3, filed on January 5, 2010 and the Certificate of Designations of 9.75% Non-Cumulative Convertible Preferred Stock, Series B, which is filed as Annex B to exhibit 3.1 to our Current Report on Form 8-K12G3, dated January 5, 2010, and filed on January 5, 2010. Each of the aforementioned Certificates of Designations form a part of the Company’s certificate of incorporation.

The Series A Preferred Stock and Series B Preferred Stock are not being offered by this prospectus or any accompanying prospectus supplement.

Our outstanding securities and related agreements have covenants and terms that could affect an investment in the securities offered by this prospectus. Before investing in any of our preferred stock, please refer to the section in this prospectus entitled “Additional Considerations Concerning our Securities”.

Series A Preferred Stock

On July 18, 2008, we sold $150 million in aggregate liquidation preference of our Series A Preferred Stock to J.C. Flowers II Fund L.P. (“J.C. Flowers”), pursuant to an investment agreement that we entered into with J.C. Flowers, dated as of May 20, 2008, as amended. On February 3, 2010, we entered into a Transfer Agreement with J.C. Flowers, whereby J.C. Flowers and certain controlled affiliates transferred their ownership interest in the Series A Preferred Stock to JCF MFG Holdco LLC (“JCF LLC”), another controlled affiliate, and JCF LLC agreed to be bound by certain terms and conditions of the investment agreement. For this purpose, the term “controlled affiliate” means a controlled affiliate of J.C. Flowers & Co. LLC, of which J.C. Flowers is a controlled affiliate.

The Series A Preferred Stock may be converted, at a Series A shareholder’s option, at any time into our common stock, at the rate of eight shares of common stock per share of Series A Preferred Stock. We have the right to cause some or all of the Series A Preferred Stock to be converted into our common stock at any time after May 15, 2013, if, for any 20 trading days within a period of 30 trading days, the closing price of our common stock exceeds 125% of the conversion price, provided that the common stock issued upon conversion is freely tradeable and may be immediately resold by the Series A shareholder. The Series A Preferred Stock is initially convertible into our common stock at a conversion rate of eight shares per $100 of Series A Preferred Stock (a initial conversion price of $12.50 per share of common stock). The conversion rate is subject to adjustment upon certain dilution events. In connection with any conversion, the Series A shareholders will be entitled to receive any accumulated, unpaid dividends.

Dividends on the Series A Preferred Stock will be payable quarterly, in cash, on a cumulative basis, if, as and when declared by our board of directors out of legally available funds, at an annual rate of 6% (or 10.725% while such stock is beneficially owned by J.C. Flowers or any of its controlled affiliates) of the liquidation preference of the Series A Preferred Stock, which is $100 per share. Holders of the Series A Preferred Stock are entitled to participate in any dividends (other than dividends in common stock) paid on our common stock, on an as-converted basis. Dividends that are not declared and paid will accumulate and accrue dividends at the annual rate. We may pay unpaid and accumulated dividends in the form of cash or our common stock (valued at 95% of volume-weighted average price of our common stock over 10 trading days), at our option. We are prohibited from paying any dividend with respect to, and from repurchasing or redeeming, our common stock or other junior securities, subject to certain exceptions, unless full accumulated dividends are paid on the Series A Preferred Stock.

The Series A Preferred Stock may be redeemed by us at our option (a) in whole or in part, on any quarterly dividend payment date on or after May 15, 2013 at a redemption price equal to the liquidation preference per share plus any accumulated and unpaid dividends in respect of such shares, or (b) in full if only 10% or less of all originally issued shares remain outstanding. The Series A Preferred Stock will not be redeemable by us at the option of the holders thereof. The terms of the Series A Preferred Stock do not restrict our ability to purchase the Series A Preferred Stock in the open market or otherwise. In relation to the Series A Preferred Stock, we entered into a replacement capital covenant (the “Replacement Capital Covenant”), whereby we agreed for the benefit of certain of our debtholders identified therein, including initially the holders of our Convertible Notes, that we would not redeem or repurchase the Series A Preferred Stock on or before July 18, 2018 except out of the proceeds from the issuance of certain qualified equity and/or equity-related securities and pursuant to the other terms and conditions set forth in the Replacement Capital Covenant.

Holders of the Series A Preferred Stock are entitled to vote with the common shareholders on all matters submitted to a vote of the common shareholders, which includes the right to vote for the election of directors at any annual meeting, voting together with the common shareholders as a single class, on an as-converted basis. See “Description of Common Stock—Delaware Law and Our By-Laws—J.C. Flowers’ Right to Appoint Directors”. Holders of the Series A Preferred Stock will also be entitled to vote, to the exclusion of the common and all of our other preferred shareholders, on certain matters generally involving changes in the certificate of incorporation or by-laws that would adversely affect their voting powers, preferences or special rights, the authorization or creation of certain senior-ranking stock and mergers, binding share exchanges, reclassifications and similar transactions (unless the rights of the Series A Preferred Stock or any successor stock, as a whole, remain no less favorable to the holders, the surviving/successor entity is organized in the United States, Bermuda or the European Economic Area and certain tax-related requirements are met). These matters must be approved by the holders of at least two-thirds of the outstanding Series A Preferred Stock voting at a meeting or (if the board of directors permits) acting by written consent.

In addition, upon a merger, consolidation, binding share exchange, reclassification or similar transaction in which all or substantially all of our common stock is changed into cash, securities or other property of ours or another person, or upon the sale of all or substantially all of our assets, the Series A Preferred Stock will thereafter, without the consent of any holders of the Series A Preferred Stock, be convertible into the kind and amount of property received by the holders of the common stock in the transaction on a per-share basis (with such per-share amount being substituted for each common share that otherwise would have been issuable on conversion).

Furthermore, the Series A Preferred Stock are subject to limited restrictions on transfer and, until July 2011, J.C. Flowers may not beneficially own 20% or more of our outstanding shares of common stock or take certain other actions to gain control of us or encourage others to do so. J.C. Flowers has registration rights entitling it to make permitted sales of its shares in a registered public offering.

Holders of the Series A Preferred Stock have the right, together with other parity securities having similar voting rights including the Series B Preferred Stock, to elect two directors if dividends have not been paid in full for six quarterly dividend periods, whether consecutive or not. For this purpose, the frequency of the payment of dividends by MF Global Ltd. may be taken into account. See “Description of Common Stock—Delaware Law and Our By-Laws—Contingent Right of the Holders of the Series A Preferred Stock and the Series B Preferred Stock to Appoint Directors upon a Failure to Pay Dividends”.

In the event of our liquidation, dissolution or winding up, the holders of the Series A Preferred Stock will have the right to receive a liquidation distribution out of any assets available for distribution after payments to creditors, and before any distribution in respect of our common stock, in an amount equal to the greater of (1) the liquidation preference amount ($100 per share plus accumulated and unpaid dividends) and (2) the amount they would receive if they had converted their Series A Preferred Stock into common stock prior to liquidation.

Series B Preferred Stock

We pay dividends on the Series B Preferred Stock, if, as and when declared by its board of directors, quarterly in arrears at a rate of 9.75% per year. The dividend rate may be increased to 10.75% upon the public disclosure by a “person” or “group” within the meaning of Section 13(d) of the Exchange Act that such person or group beneficially owns more than 50% of the voting power of the outstanding common stock of MFG Delaware. Dividends on the Series B Preferred Stock will not be cumulative and may be paid in cash, our common stock or both. The Series B Preferred Stock is convertible, at the holder’s option, at any time, at an initial conversion rate of 9.5694 shares of our common stock for each $100 of Series B Preferred Stock (an initial conversion price of $10.45 per share of common stock), subject in each case to specified adjustments.

The conversion rate is subject to anti-dilution adjustments and other adjustments. It is also subject to adjustment in the event of a make-whole acquisition or fundamental change. A “make-whole acquisition” is any consolidation, merger, binding share exchange, reclassification or similar transaction between us and another person (other than any of our subsidiaries), or any sale or other disposition in one transaction or a series of transactions of all or substantially all of our assets and our consolidated subsidiaries to another person (other than any of our subsidiaries), in each case pursuant to which all of our outstanding common stock is converted into cash, securities or other property, other than in a transaction in which persons beneficially owning our voting shares immediately prior to such transaction beneficially own our voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction (and other than a transaction in which at least 90% of the consideration received by holders of our common stock consists of common stock traded on a securities exchange in the United States or European Economic Area). In the event of a make-whole acquisition, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Series B Preferred Stock that occur during a 30-day period beginning on the effective date of the make-whole acquisition. The amount of the increase will be based on the price paid per share of common stock in, and the effective date of, the make-whole acquisition, with the amount of the increase generally declining for higher prices and later dates. Initially, there will be no increase if the price paid is below $7.53 or above $150 per share (subject to anti-dilution adjustment). If the price paid per share of common stock in the transaction is less than the applicable conversion price, the transaction will be a “fundamental change”. In that event, in lieu of receiving the make-whole shares, a holder may instead elect to convert such holder’s Series B Preferred Stock during a 30-day period after the effective date at a reduced conversion price equal to the greater of the price paid in the transaction or $3.77 per share (subject to anti-dilution adjustment). In addition, on or after July 1, 2018, if the closing price of our common stock exceeds 250% of the then-prevailing conversion price of the Series B Preferred Stock for 20 trading days during any consecutive 30 trading day period, we may, at our option, cause some or all of the Series B Preferred Stock to be automatically converted into our common stock at the then-prevailing conversion price.

The Series B Preferred Stock rank with respect to dividend rights and rights upon our liquidation, winding-up or dissolution: (i) senior to all of our common stock and any other of our share capital issued in the future the terms of which expressly provide that it ranks junior to the Series B Preferred Stock; (ii) on parity with the Series A Preferred Stock, and with any of our preferred share capital issued in the future, the terms of which do not expressly provide that it will rank junior or senior to the Series B Preferred Stock; and (iii) junior to all of our share capital issued in the future, the terms of which expressly provide that such shares will rank senior to the Series B Preferred Stock (subject to certain approval rights of the holders of shares of the Series B Preferred Stock).

The Series B Preferred Stock is not subject to redemption, either at our option or at the option of any holders. The terms of the Series B Preferred Stock do not restrict our ability to purchase the Series B Preferred Stock in the open market or otherwise.

Holders of the Series B Preferred Stock are entitled to vote, together with the holders of all of our other equally ranking preferred stock entitled to vote thereon (to the exclusion of our common shareholders), on changes to the certificate of incorporation or by-laws that would adversely affect the voting powers, preferences or special rights of the Series B Preferred Stock, and on any authorization or creation of stock having priority over the Series B Preferred Stock in respect of dividends or the distribution of assets on our liquidation, dissolution or winding up. These matters must be approved by the holders of at least a majority of the outstanding Series B Preferred Stock (together with any such other shares entitled to vote thereon), either voting at a meeting or (if the board of directors permits) acting by written consent.

In addition, upon a merger, consolidation, binding share exchange, reclassification, or similar transaction in which all or substantially all of our common stock is changed into cash, securities or other property of ours or another person, or upon the sale of all or substantially all of our assets, the Series B Preferred Stock will thereafter, without the consent of any holders of the Series B Preferred Stock, be convertible into the kind and amount of property received by the holders of the common stock in the transaction on a per-share basis (with such per-share amount being substituted for each share of common stock that otherwise would have been issuable on conversion).

Holders of the Series B Preferred Stock will also have the right, together with other parity securities having similar voting rights including the Series A Preferred Stock, to elect two directors to the board of directors of MFG Delaware if dividends have not been paid in full for six quarterly dividend periods, whether consecutive or not. For this purpose, the frequency of the payment of dividends by MF Global Ltd. may be taken into account. See “Description of Common Stock—Delaware Law and Our By-Laws—Contingent Right of the Holders of the Series A Preferred Stock and the Series B Preferred Stock to Appoint Directors upon a Failure to Pay Dividends”.

The Series B Preferred Stock has special veto rights that will, in certain circumstances, prohibit us from issuing or repurchasing our common stock without first obtaining the prior written consent of the holders of two-thirds of the outstanding Series B Preferred Stock. See “Description of Common Stock—Delaware Law and Our By-Laws—Special Veto Rights of Series B Preferred Stock”.

Terms of Preferred Stock Contained in Prospectus Supplement

With respect to any series of preferred stock being offered hereunder, the applicable prospectus supplement will contain the dividend, liquidation, conversion, exchange, redemption, voting rights and other restrictions, limitations or preferences of such series of preferred stock. The applicable prospectus supplement will describe the following terms of a series of preferred stock:

•	the designation and stated value per share of preferred stock and the number of shares of preferred stock offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which we will issue the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	whether the shares will be listed on any securities exchange; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights or restrictions.

No Preemptive Rights

Unless otherwise specified in the applicable prospectus supplement, the holders of preferred stock will have no preemptive rights to buy any additional shares of preferred stock. The preferred stock will be, when issued, fully paid and nonassessable. Neither the par value nor the liquidation preference can show you the price at which the preferred stock will actually trade on or after the date of issuance. The applicable prospectus supplement, will describe some of the U.S. federal income tax of the purchase and ownership of the series of preferred stock.

DESCRIPTION OF COMMON STOCK

The following descriptions are summaries of the material terms of our certificate of incorporation and by-laws. They may not contain all of the information that is important to you. To understand them fully, you should read our certificate of incorporation and by-laws, copies of which are filed with the SEC. The following descriptions are qualified in their entirety by reference to the certificate of incorporation, by-laws and certain applicable law.

Our outstanding securities and related agreements have covenants and terms that could affect an investment in the securities offered by this prospectus. Before investing in our common stock, please refer to the section in this prospectus entitled “Additional Considerations Concerning our Securities”.

Common Stock

We are authorized to issue up to 1,000,000,000 shares of common stock, $1.00 par value per share.

As of December 31, 2009, we had 121,558,787 shares of common stock outstanding. Of the 1,000,000,000 authorized shares of common stock, we have agreed to reserve 24,000,000 for issuance under the Amended and Restated 2007 Long Term Incentive Plan including 1,200,000 for issuance under our Employee Stock Purchase Plan and U.K. Sharesave Plan. Pursuant to our investment agreement with J.C. Flowers, until the date on which all of our Series A Preferred Stock are converted into common stock, we have agreed that we will at all times have reserved for issuance a sufficient number of shares of authorized and unissued common stock to effectuate the conversion of the Series A Preferred Stock without regard to any limit on such conversion. In addition, we will at all times have reserved for issuance a sufficient number of authorized and unissued shares of common stock to effectuate the conversion of our Series B Preferred Stock and the Convertible Notes, both of which are convertible into our common stock. As of February 24, 2010, our Series A Preferred Stock, Series B Preferred Stock and Convertible Notes may be converted, at any time, into a total of approximately 45.97 million shares of common stock. Accordingly, common stock issued upon conversion of our Series A Preferred Stock, Series B Preferred Stock or Convertible Notes may cause immediate and potentially substantial dilution to our shareholders. These other classes of securities are described above under “Description of Preferred Stock—Series A Preferred Stock” and “—Series B Preferred Stock” and in the Final Prospectus under “Description of Capital Stock”.

Our common stock carries the following rights:

•

Voting. Each holder of common stock is entitled to one vote for each share of common stock owned of record on all matters submitted to a vote of our shareholders. Except as otherwise required by law, holders of common stock will vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors. There are no cumulative voting rights with respect to the election of directors or any other matters. Our board of directors has voluntarily amended our corporate governance guidelines (the “Corporate Governance Guidelines”) to provide that, subject to certain exceptions, directors must be elected by a majority of votes cast in uncontested elections. See “—Delaware Law and Our By-Laws—Board of Directors” for additional information concerning the election of directors.

•

Dividends and distributions. The holders of common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors, from legally available funds.

•

Liquidation, dissolution or winding-up. In the event of our liquidation, dissolution or winding-up, holders of common stock are entitled to share equally in the assets available for distribution after payment of all creditors and the liquidation preferences of our preferred stock (if any).

•	Restrictions on transfer. Neither our certificate of incorporation nor our by-laws contains any restrictions on the transfer of our common stock (other than any shares subject to calls as described below). In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws or by the terms of restricted share award grants.

•	Redemption, conversion or preemptive rights. Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities.

•

Other Provisions. There are no redemption provisions or sinking fund provisions applicable to our common stock. Our common stock is, however, subject to calls only to the extent that it is not fully paid for upon its issuance. That is, if our common stock is issued for consideration that is less than the purchase price, our board of directors may, from time to time, make calls upon the holders of such shares to pay us any unpaid amounts on such shares. We do not anticipate issuing any common stock subject to calls.

The rights, preferences, and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.

Delaware Anti-Takeover Laws

We are subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 203 prohibits us from engaging in any business combination (as defined in Section 203) with an “interested shareholder” for a period of three years subsequent to the date on which the shareholder became an interested shareholder unless:

•	prior to such date, our board of directors approved either the business combination or the transaction in which the shareholder became an interested shareholder;

•

upon completion of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owns at least 85% of our outstanding voting stock (with certain exclusions); or

•

the business combination is approved by our board of directors and authorized by a vote (and not by written consent) of at least 66 2/3% of our outstanding voting stock not owned by the interested shareholder.

For purposes of Section 203, an “interested shareholder” is defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person.

A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a shareholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by shareholders.

Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or us.

Delaware Law and Our By-Laws

We are a corporation organized under the DGCL, as amended. The rights of our shareholders are governed by Delaware law and our certificate of incorporation and by-laws. Some of the rights of our shareholders will differ from the rights such persons would have possessed as a shareholder of MFG Bermuda, a Bermuda exempted company. The description contained in the section entitled “Description of Capital Stock—Differences between the Governing Corporate Law and Organizational Documents for MFG Bermuda and MFG Delaware”

from the Final Prospectus summarizes the main differences between the rights of former shareholders of MFG Bermuda and the rights of our shareholders under Delaware law, our certificate of incorporation and our by-laws, and such description is incorporated herein by reference.

The description of our common stock is subject to the matters described in the following paragraphs.

Board of Directors

The number of directors that comprise our board of directors is determined only by our board of directors. The board of directors may change the number of directors from time to time, subject to a minimum of three and a maximum of 15 directors. Our board of directors currently has nine members. Our by-laws do not specify a mandatory retirement age for our directors, but our Corporate Governance Guidelines provide that it is expected that any director reaching the age of 72 shall retire after completing the term to which he or she was elected. Our board of directors may, on a case-by-case basis, determine that a director may serve beyond the age of 72. Furthermore, our board of directors may consider candidates who are older than the age of 72 in the event of unique circumstances or needs of our board of directors.

Our board of directors and our shareholders who are entitled to elect directors will be entitled to nominate those candidates (if any) whom they wish to stand for election to the office of director, subject to the notice requirements in the our by-laws. Under our by-laws, a person nominated to serve as a director may then be elected as a director by a plurality of shareholder votes cast at the annual shareholders’ meeting. Vacancies on our board of directors, including those due to newly created seats, may only be filled by our board of directors. A director may be removed from office with or without cause by the holders of not less than two-thirds of the shares then entitled to vote at an election of directors. Each member of our board of directors will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. Delaware law permits a Delaware corporation in its certificate of incorporation to divide its board of directors into multiple classes having staggered terms of up to three years each, however, our board of directors is not divided into classes.

Notwithstanding the foregoing, under our existing Corporate Governance Guidelines, in an election of directors, other than in a “contested election”, director candidates must receive the affirmative vote of a majority of the votes cast in favor of such director’s election at a shareholders’ meeting to be elected as a director. In connection with the foregoing, a “majority of the votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election, with “abstentions” not counted as votes cast either “for” or “against” that director’s election. Accordingly, unless the election is contested by other director candidates nominated by third parties and not otherwise supported by our board of directors, the directorships to be filled at an annual meeting will be filled by the nominees receiving a majority of the votes cast by our shareholders entitled to vote and voting on the election of directors. Under Delaware law, if a nominee who is currently serving as a director is not re-elected, that nominee would continue to serve as a “holdover director”. Accordingly, to ensure that we will be able to replace “holdover directors”, under our Corporate Governance Guidelines, each of our directors will be asked to submit a contingent, irrevocable resignation in writing that the board of directors may accept if shareholders do not elect the director by a majority of votes cast. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to our board about whether to accept or reject the resignation, or whether to take other action. Our Nominating and Corporate Governance Committee may also make a recommendation to the board regarding the names of potential directors who may fill the vacancy left by any resigning director. The board may then act on these recommendations, including by appointing a new director to fill any resulting vacancy.

The board of directors has adopted share ownership guidelines, which shall become effective following our 2010 annual shareholders’ meeting, which requires directors to own common stock or certain securities convertible into common stock equal to at least three times the maximum cash portion of a director’s annual fee (the maximum annual cash portion of the annual fee in effect following our 2010 annual shareholders’ meeting being $100,000). The share ownership guidelines provide that the directors will have three years following the implementation of the program (following our 2010 annual shareholders’ meeting), or, if later, their election to the board of directors, to attain their target minimum share ownership levels.

J.C. Flowers’ Right to Appoint Directors

Pursuant to an investment agreement, so long as J.C. Flowers is the beneficial owner of the Series A Preferred Stock, or any common stock issued upon the conversion of the Series A Preferred Stock, that in the aggregate represent at least 5% of our issued and outstanding common stock, it has the right to nominate one individual to serve as a director on our board in accordance with our certificate of incorporation and by-laws, subject to certain conditions. In addition, we are required to use our reasonable best efforts to cause such nominee to be elected at such meeting, for a term that expires upon the next annual shareholders’ meeting or at such earlier time (if any) as the nominee may resign, retire, die or be removed as a director. The board of directors may withhold the approval of any such designee in certain circumstances. J.C. Flowers has already exercised this right with respect to that individual, who was nominated and subsequently appointed to serve on our board on July 29, 2008 and then re-nominated and re-appointed on August 13, 2009.

The J.C. Flowers representative on the board of directors, who has been elected as described above, shall be entitled to serve on committees of the board of directors in accordance with the governance practices and procedures of the board of directors on a basis comparable to that on which other directors serve as committee members.

Contingent Right of the Holders of the Series A Preferred Stock and the Series B Preferred Stock to Appoint Directors upon a Failure to Pay Dividends

If we have not paid the dividends required by the Series A Preferred Stock or the Series B Preferred Stock for six quarterly periods (whether or not consecutive), the holders of the Series A Preferred Stock and the Series B Preferred Stock have the right, together with holders of other parity securities having similar voting rights and to the exclusion of the common shareholders, to elect two directors to our board of directors. This right will continue until we have paid full dividends on the Series A and Series B Preferred Stock and any parity shares for four quarterly periods (but can be reinstated if the conditions described above are met again). These directors are in addition to the directors described above in “—J.C. Flowers’ Right to Appoint Directors”.

Special Veto Rights of Series B Preferred Stock

Without the prior written consent of the holders of two-thirds of our outstanding Series B Preferred Stock, we will be prohibited from (i) issuing new shares of common stock to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act that has become, or as a result of such issuance would become, the direct or indirect ultimate “beneficial owner”, as defined in Rule 13d-3 of the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock or (ii) repurchasing any of our outstanding common stock at a time when a “person” or “group” (as defined above) has become the direct or indirect ultimate “beneficial owner” (as defined above) of more than 50% of the voting power of our common stock, in each case (i) and (ii) until the earlier of such time when (x) such person or group ceases to beneficially own 50% of the voting power of our common stock or (y) a make-whole acquisition has occurred. Notwithstanding the foregoing, the prior written consent of two-thirds of the holders of our outstanding Series B Preferred Stock will be required only to the extent the current market price of our common stock over the 10 consecutive trading days preceding such acquisition does not exceed $150 (subject to adjustment).

Interested Directors

Under Delaware law and our by-laws, a contract or transaction in which a director has an interest will not be voidable solely for this reason if (i) the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the shareholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon, or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified. The mere fact that an interested director is present and voting on a transaction in which he is interested will not itself make the transaction void. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Duties of Directors

Under Delaware law, a company’s directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberate manner and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule”. If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts may subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Dividends

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Each share of our common stock is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preference dividend right of the holders of any shares of preferred stock.

Voting Rights

Under Delaware law, unless a company’s certificate of incorporation or by-laws provide otherwise, the affirmative vote of a plurality of shares present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors, the affirmative vote of holders of a majority of shares then issued and outstanding is required for specified extraordinary transactions, such as most mergers or a sale of all or substantially all of the assets of the corporation, and to amend the certificate of incorporation and the affirmative vote of holders of a majority of shares present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present is required for all other shareholder action. Holders of the Series A Preferred Stock will be entitled to vote with our common shareholders on all matters submitted to a vote of the common shareholders, which includes the right to vote for the election of directors at any annual meeting, voting together with the common shareholders as a single class, on an as converted basis. Holders of the Series A and Series B Preferred Stock will also have the right to vote as a separate class or classes on certain matters that affect their rights adversely and to elect directors in the event that we fail to pay dividends on preferred stock for certain periods, all as described earlier. See “Description of Preferred Stock—Series A Preferred Stock”, “Description of Preferred Stock—Series B Preferred Stock” and “—Contingent Right of the Holders of the Series A Preferred Stock and the Series B Preferred Stock to Appoint Directors upon a Failure to Pay Dividends” above.

Our by-laws provide that any director may be removed with or without cause by the holders of not less than two-thirds of the shares then entitled to vote at an election of directors, as described above in “—Board of Directors”. Delaware law permits a Delaware corporation to divide its board of directors into multiple classes having staggered terms of up to three years each, although our board of directors is not divided into classes.

In addition, our by-laws include provisions for shareholder voting on certain business combinations. See “—Board of Directors” and “—Mergers and Similar Arrangements”. For information about shareholder voting rights on by-law amendments, see
“—Amendment of By-Laws”.

Advance Notice of Shareholder Proposals

Consistent with Delaware law, our by-laws provide that notice of shareholder nominations for director and other proposals must be given in writing to our secretary during a specific period prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive office (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year and (ii) in the case of a special meeting, not earlier than 120 days before the special meeting and not later than the later of 90 days before the meeting or ten days following the day on which notice of the special meeting is publicly announced. Notices must include information about the shareholder, the nominee or other proposal, share ownership and related positions and transactions, agreements or understandings about the nominee or other proposal, proxy solicitation intentions and other matters. Shareholders may not nominate directors or propose other business at a special meeting unless the board of directors calls for an election of directors at the meeting or permits the business to be considered, as applicable. To submit a nomination or other proposal for consideration at a shareholder meeting, the shareholder must be entitled to vote on the matter at the meeting.

Special Meetings of Shareholders

Delaware law provides that only the board of directors or any person who is authorized under a corporation’s certificate of incorporation or by-laws may call a special shareholders’ meeting. Shareholders are not permitted to call special meetings unless authorized to do so under the corporation’s certificate of incorporation or by-laws.

Our by-laws permit shareholders who hold 10% or more of our aggregate voting power as of the date they deliver notice to the corporation calling for a special meeting to cause the board of directors to convene a special meeting. Shareholders may not call for a special meeting to elect directors.

Notice of Shareholder Meetings

Under Delaware law and our by-laws, unless otherwise provided under the DGCL, we will be required to give written notice of any meeting not less than 10 days nor more than 60 days before the date of the meeting to each shareholder entitled to vote at the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Under Delaware law, electronic notice is a permissible form of notice only if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the corporation. Electronic notice shall be deemed given under Delaware law: (i) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the shareholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of ours that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Conduct of Meetings

Delaware law provides that a corporation’s by-laws may contain provisions relating to the conduct of annual and special meetings. Our by-laws provide that the chairman of its board of directors or, in his or her absence, certain other directors or officers (or others designated by the board) are authorized to serve as chairman of shareholder meetings.

Action by Written Consent of Shareholders

Except as otherwise provided in the certificate of incorporation, Delaware law permits shareholders to take action by consent in writing of the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a shareholders’ meeting at which all shares entitled to vote thereon were present and voted.

Our certificate of incorporation provides that any action that may have been taken by the holders of any class or series of stock at a shareholders’ meeting may instead be taken by the unanimous written consent of all holders of such class or series of stock who would have been entitled to attend such meeting and vote on the relevant matter. Solely with respect to any series of preferred stock, the holders of such series may also act by written consent in such manner (if any) as may be provided in the certificate of designations for such series. As described earlier, the holders of the Series A and Series B Preferred Stock may act by written consent to approve certain actions, but only if the board of directors permits them to do so.

Amendment of By-laws

Under Delaware law, shareholders of a corporation entitled to vote and, if so provided in the certificate of incorporation, the directors of the corporation, each have the power, separately, to adopt, amend and repeal the by-laws of a corporation.

Our certificate of incorporation provides that our shareholders are permitted to unilaterally amend or repeal our by-laws, or create new by-laws, by the affirmative vote of not less than 80% of all outstanding shares of our stock that would be entitled to vote on such action at a meeting (voting together as a single class). However, if such amendment or repeal of the by-laws is approved by a majority of our board of directors, then only the affirmative vote of the holders of a majority of our shares of stock that are present or represented at a meeting, and are entitled to vote and are voting on such action at the meeting (with all such shares voting together as a single class), is required. Our certificate of incorporation and by-laws do not permit the board of directors to amend, repeal or adopt by-laws without shareholder approval, except in one limited respect. The board of directors may amend the by-law relating to advance notice of shareholder nominations or other proposals as they believe may be necessary or appropriate to comply with or otherwise reflect any regulation subsequently adopted by the SEC or any listing requirement subsequently adopted by a securities exchange on which our common stock is listed, provided that any such modification is publicly announced or disclosed at least 30 days prior to the latest date on which shareholder notices relating to the next annual meeting to which the modification applies may properly be delivered to us pursuant to the applicable by-law as so modified, and provided further that the amendment is approved at the next following annual shareholders’ meeting by the holders of a majority of the shares that are present or represented at the meeting and are entitled to vote and are voting on the matter at the meeting (with all such shares voting together as a single class).

Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote thereon unless the certificate of incorporation provides a higher voting requirement. Our certificate of incorporation does not provide for any higher voting requirement with regard to these matters. Among other things, our by-laws provide that mergers or similar transactions (except where existing shareholders retain majority voting control) and sales or other transfers by us, in a single transaction or series of related transactions, to one person or a group, of securities representing a majority of the voting power of all of our outstanding voting securities (after giving effect to such transfer but excluding a broadly distributed underwritten offering), as well as any sale of all or substantially all of our assets in one or a series of transactions, must be approved by our board of directors and must be approved by a majority of shareholder votes cast at the meeting at which the transaction is considered.

The DGCL provides that no shareholder vote is required for certain mergers with subsidiaries, mergers involving a holding company reorganization or mergers where a limited amount of stock is issued pursuant to the transaction. Only the first two of these three exceptions, however, is available to us. Under our certificate of incorporation, shareholder approval is required to effect mergers where a limited amount of stock is issued pursuant to the transaction.

The provisions described above may have the effect of delaying, deferring or preventing a change of control through a merger or other transaction having a similar effect.

Appraisal Rights and Shareholder Suits

Under Delaware law, a shareholder of a corporation participating in a merger or consolidation will, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may demand payment in the amount of the fair market value (as determined by a court) of the shares held by such shareholder in lieu of the consideration such shareholder would otherwise receive in the transaction.

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorney’s fees incurred in connection with such actions.

Our certificate of incorporation limits or eliminates the liability of our directors to our shareholders under certain circumstances. See “—Limitation of Liability and Indemnification Matters” below.

Takeovers

Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital shares that would be entitled to vote on such merger. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Share Repurchases

Delaware law permits a corporation to redeem its own shares on such terms as its board of directors may authorize, without obtaining prior shareholder approval and so long as such redemption does not impair the capital of the corporation. Our ability to repurchase our common stock may be limited by the special veto rights of the holders of the Convertible Notes, as discussed above under “—Special Veto Rights of Series B Preferred Stock”, and of the holders of the Series B Preferred Stock.

The Replacement Capital Covenant referred to in “Description of Preferred Stock—Series A Preferred Stock” restricts our ability to redeem our Series A Preferred Stock on or before July 18, 2018.

Blank Check Preferred Stock

Our authorized capital stock includes 200,000,000 authorized shares of preferred stock of which 1,500,000 shares have been issued as Series A Preferred Stock and 1,500,000 shares have been issued as Series B Preferred Stock. The existence of authorized but unissued preferred stock may enable our board of directors to delay, defer or prevent a change in control of us by means of a merger, tender offer, proxy contest or otherwise. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of preferred stock with a liquidation preference could decrease the amount of earnings and assets available for distribution to holders of our common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control. Our board of directors currently does not intend to seek shareholder approval prior to any issuance of preferred stock, unless otherwise required by law or any listing requirement adopted by a securities exchange on which our common stock is listed.

Variation of Shareholder Rights

Under Delaware law, amendments to the certificate of incorporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on that matter (unless the certificate of incorporation provides for a greater vote). In addition, the holders of the outstanding shares of a class are entitled to vote as a class on any amendment to the certificate of incorporation, whether or not they are entitled to vote on that matter by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of the class, increase or decrease the par value of the shares of the class or alter or change the powers, preferences or special rights of the class so as to affect them adversely. Our certificate of incorporation, however, provides that, subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any class or series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) without the vote of any class or series of preferred stock, voting separately as a class. Further, pursuant to our certificate of incorporation, the holders of common stock, as such, shall not be entitled to vote on any amendment of our certificate of incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of preferred stock, to vote thereon as a separate class pursuant to our certificate of incorporation, the applicable certificate of designations or pursuant to the DGCL as then in effect. Delaware law provides that the creation or issuance of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares. In addition, the creation or issuance of preferred stock ranking prior to common stock will not be deemed to vary the rights attached to common stock.

Access to Books and Records and Dissemination of Information

Delaware law provides that any shareholder of record, in person or by attorney or other agent, upon written demand under oath stating the purpose of the demand, has the right during the corporation’s usual hours for business to inspect or make copies or extracts of a corporation’s stock ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder. In connection with any shareholders’ meeting, our stock ledger will be open to inspection by shareholders for a period of at least 10 days prior to the meeting and at all times during the meeting.

Pursuant to our by-laws, our stock ledger may be closed for not more than 30 days in a year. We are required to keep at our principal executive office a register of shareholders and a register of directors and officers that is open for inspection by shareholders without charge for not less than two hours in any business day.

Limitation of Liability and Indemnification Matters

Under Delaware law, a corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits director liability to the corporation or its shareholders for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, a director’s liability cannot be eliminated or limited for (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or (iv) transactions from which such director derived an improper personal benefit. Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL, our directors shall not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, including with regard to any actions taken or omitted as a director of MF Global Ltd. (whether taken or omitted prior to the completion of the Domestication, in connection with the discontinuance of MF Global Ltd. in Bermuda or the continuance of MF Global Ltd. in Delaware or otherwise).

Delaware law provides that a corporation may indemnify a director, officer, employee or agent of the corporation against any liability or expenses incurred in any civil, criminal, administrative or investigative proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may be made only for expenses (not judgments or amounts paid in settlement) and may not be made even for expenses if the officer, director or other person is adjudged liable to the corporation (unless otherwise determined by the court). In addition, under Delaware law, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that party. Furthermore, under Delaware law, a corporation is permitted to maintain directors’ and officers’ insurance.

Our by-laws also provide that we shall indemnify to the fullest extent permitted by Delaware law our directors and officers, or former directors and officers (including directors and officers of MF Global Ltd.), or any person who serves or served at our request (or at the request of MF Global Ltd.) as a director or officer (or as a trustee of an employee benefit plan or in any other capacity approved for this purpose by our board of directors or any committee thereof) of us (or MF Global Ltd.) or any of our subsidiaries or other affiliates. We are obligated on any indemnification obligations with respect to directors and officers of MF Global Ltd. arising prior to the Domestication.

Dissolution

Under Delaware law, a corporation may voluntarily dissolve (1) if a majority of the board of directors adopts a resolution to that effect and the holders of a majority of the outstanding shares entitled to vote thereon vote for such dissolution; or (2) if all shareholders entitled to vote thereon consent in writing to such dissolution

Shareholder Rights Plan

Our board of directors adopted a shareholder rights plan prior to our initial public offering. Pursuant to our shareholder rights plan, as amended, one common stock purchase right was issued for each of our issued and outstanding shares of common stock. The issued rights are subject to the terms of our shareholder rights plan. Our rights plan will expire on the third anniversary of the completion of our initial public offering, or July 24, 2010, unless renewed by our board of directors.

The shareholder rights plan is intended to give our board of directors increased power to negotiate in our best interests and to discourage appropriation of control of us at a price that is unfair to our shareholders. It is not intended to prevent fair offers for acquisition of control determined by our board of directors to be in our best interests, nor is it intended to prevent a person or group from obtaining representation on or control of our board of directors through a proxy contest, or to relieve our board of directors of its fiduciary duty to consider any proposal for our acquisition made in good faith.

In general terms, our shareholder rights plan works by imposing a significant penalty upon any person or group that acquires 15% or more of our issued and outstanding common stock without the approval of our board of directors. We amended the shareholder rights plan to provide that J.C. Flowers (including any affiliate of J.C. Flowers) will be excluded from this provision after the first time it becomes the beneficial owner of 15% or more of our common stock, and until such time as either it falls below the threshold or becomes the owner of 20% or more of our common stock. We also amended the shareholder rights plan to reflect appropriately the change in our jurisdiction of incorporation from Bermuda to the State of Delaware as well as to reflect the change in our name.

We provide below a description of the material provisions of our shareholder rights plan. However, this description is only a summary of the material provisions and should be read together with our entire shareholder rights plan, as amended, which is filed as an exhibit to our Registration Statement on Form F-1 filed with the SEC on July 6, 2007, as amended by an exhibit filed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and as amended by an exhibit filed in our Current Report on Form 8-K12G-3 filed with the SEC on January 5, 2010.

Our rights trade with, and are inseparable from, our shares of common stock and are evidenced only by certificates that represent our shares of common stock. Until the date on which the rights are distributed or our rights plan expires as described below, any common stock we issue in the future will also be accompanied by rights.

Each of our rights will allow its holder to purchase from us one share of common stock for $150, which we refer to as the exercise price, once the rights become exercisable. Prior to exercise, a right does not give its holder any dividend, voting or liquidation rights.

Our rights will not be exercisable until the earlier of:

•

ten business days (or an earlier or later date determined by our board of directors before our rights become exercisable) after we publicly announce that a person or group has become an “acquiring person” by obtaining beneficial ownership of 15% or more of our issued and outstanding common stock; or

•

ten business days (or an earlier or later date determined by our board of directors before our rights become exercisable) after an acquiring person obtains beneficial ownership of more than 25% of our issued and outstanding common stock; or

•

ten business days (or a later date determined by our board of directors before our rights become exercisable) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

In light of the substantial ownership position of J.C. Flowers, our shareholder rights plan, as amended, contains provisions which exclude J.C. Flowers (including any affiliate of J.C. Flowers), after the first time it becomes the beneficial owner of 15% or more of the Company’s common stock, and until such time as either it falls below the threshold or becomes the owner of 20% or more of the Company’s shares of common stock, from the provision that triggers the shareholder rights plan when any person acquires 15% or more of the Company’s issued and outstanding shares of common stock without approval of its board of directors.

Until the date our rights become exercisable, our common stock certificates also evidence our rights, and any transfer of shares of our common stock constitutes a transfer of our rights. After that date, our rights will separate from our common stock and be evidenced by book-entry credits or by rights certificates that we will mail to all eligible holders of our common stock. Any of our rights held by an acquiring person are void and may not be exercised.

On the earlier to occur of (i) ten business days after the first date on which we make a public announcement that a person has become an acquiring person (or such earlier or later date as our board of directors may determine prior to such occurrences), or (ii) ten business days after the date and time on which any acquiring person becomes the beneficial owner of more than 25% of our issued and outstanding common stock (or such earlier or later date as our board of directors may determine prior to such occurrences), then each right, excluding rights held by the acquiring person, will entitle the holder to purchase that number of shares of common stock having a market value at that time equal to two times the exercise price (initially $150, subject to adjustment). This provision, which we refer to as a “flip-in”, would not apply if, among other things:

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a person acquires 15% or more of the common stock without any plan or intention to seek or affect control of us and if such person promptly thereafter disposes of enough common stock to bring his beneficial ownership to below 15%, or

•

we acquire our common stock and, as a result, a shareholder’s holding reaches the 15% threshold. In this case, the flip-in provision would not apply unless the shareholder subsequently becomes the owner of more of the shares of our common stock then issued and outstanding.

In addition, if any person becomes an acquiring person and controls our board of directors and either:

•

we are involved in an amalgamation, merger or similar transaction in which the acquiring person is a party, or shares held by the acquiring person are treated differently from shares held by others, or

•	we sell or otherwise transfer 50% or more of the assets or earning power.

then each right will entitle the holder to purchase, for the exercise price, a number of shares of the other party to the transactions described above, which we refer to as the “flip-over entity”, having a market value equal to two times the exercise price (initially $150, subject to adjustment). Thereafter, the flip-over entity will be liable for, and will be obligated to assume, all of our obligations and duties with respect to the shareholder rights plan.

Our board of directors may redeem our rights for $0.01 per right at any time before a flip-in occurs. If our board of directors redeems any of our rights, it must redeem all of our rights. Once our rights are redeemed, the only right of the holders of our rights will be to receive the redemption price of $0.01 per right. The redemption price will be adjusted if we have a share split or share dividends of our common stock.

After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our issued and outstanding common stock, our board of directors may extinguish our rights by exchanging one of our shares of common stock for each right, other than rights held by the acquiring person.

Our board of directors may adjust the exercise price, the number and type of securities or other property issuable on exercise and the number of our outstanding rights to prevent dilution that may occur from a share dividend, a share split, a reclassification of our common stock or a similar transaction. No adjustments to the purchase price of our common stock of less than 1% will be made.

The terms of our shareholder rights plan may be amended by our board of directors without the consent of the holders of our rights. After a flip-in occurs, our board of directors may not amend the agreement in a way that adversely affects holders of our rights.

Listing

Our common stock is listed on the New York Stock Exchange and trades under the symbol “MF”.

Transfer Agent

The transfer agent for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

The following information outlines some of the provisions of each warrant agreement, the warrants and the warrant certificates. This information may not be complete in all respects and is qualified entirely by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

General

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently of such debt securities, preferred stock or common stock.

Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, selected by us with respect to such series, having its principal office in the U.S. and having combined capital and surplus of at least $50,000,000.

The applicable prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The applicable prospectus supplement will describe the terms of the warrant agreement and the series of warrants in respect of which this prospectus and accompanying prospectus supplement are being delivered, including:

•	the title or designation of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

•

the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

•	the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

•

if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

•	if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if necessary, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase preferred stock or common stock, the right to receive any dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Our outstanding securities and related agreements have covenants and terms that could affect an investment in the securities offered by this prospectus. Before investing in our warrants, please refer to the section in this prospectus entitled “Additional Considerations Concerning our Securities”.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price mentioned in, or calculated as described in, the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in the applicable prospectus supplement. After 5:00 p.m., New York time on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities, by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the applicable prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement, we will, in the time period the relevant warrant agreement provides, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

If mentioned in the applicable prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock to be purchased upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a share dividends or bonus shares to common shareholders or a combination, subdivision or reclassification of our common stock;

•

the issuance of rights, warrants or options to all common shareholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

•	any distribution by us to our common shareholders or evidences of our indebtedness or of assets, excluding cash dividends or distributions referred to above; and

•	any other events mentioned in the applicable prospectus supplement.

No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

We and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder’s consent, for the purpose of:

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curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

•	evidencing the succession of another corporation to us and their assumption of our covenants contained in the warrant agreement and the warrants;

•	appointing a successor depositary, if the warrants are issued in the form of global securities;

•	evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

•	adding to our covenants for the warrantholders’ benefit or surrendering any right or power conferred upon us under the warrant agreement;

•	issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

•	amending the warrant agreement and the warrants as we deem necessary or desirable and that will not adversely affect the warrantholders’ interests in any material respect.

We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants such amendment affects, for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the holders’ rights. However, no such amendment that:

•	changes the number or amount of securities purchasable upon warrant exercise so as to reduce or increase the number of securities receivable upon this exercise;

•	shortens the time period during which the warrants may be exercised;

•	otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

•	reduces the number of unexercised warrants the consent of holders of which is required for amending the warrant agreement or the related warrants may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

Each warrant agreement will provide that we may consolidate, amalgamate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of its assets to any other corporation, provided that:

•

either we must be the continuing corporation, or the corporation other than us formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under the laws of any U.S. jurisdiction, Bermuda, any full member state of the European Union, Canada, Australia or Switzerland (or any subdivision thereof) and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

•	We or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing its obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the warrant agent’s consent or of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.

Replacement of Warrant Certificates

We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of evidence satisfactory to them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.

Title

We, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

ADDITIONAL CONSIDERATIONS CONCERNING OUR SECURITIES

In addition to the other information described elsewhere in this prospectus or incorporated by reference herein, you should carefully consider the following additional considerations before investing in our securities.

Dilution

As of February 24, 2010, our Series A Preferred Stock, Series B Preferred Stock and Convertible Notes may be converted, at any time at the holders’ option, into a total of approximately 45.97 million shares of common stock, which represents approximately 37.8% of our outstanding shares of common stock as of December 31, 2009. Accordingly, common stock issued upon conversion of our Series A Preferred Stock, Series B Preferred Stock or Convertible Notes may cause immediate and potentially substantial dilution to our existing or future holders of our common stock (or securities exercisable or exchangeable for, or convertible into, our common stock), including investors who purchase any such securities offered by this prospectus. For a description of our Convertible Notes, Series A Preferred Stock and Series B Preferred Stock, see “Description of Capital Stock” in the Final Prospectus.

Covenants under our Revolving Credit Facility

Our revolving credit facility contains various financial and other covenants that may restrict our ability to conduct our business and take other actions. In general terms, and subject to certain exceptions, we have agreed in the credit facility, among other things, to maintain a consolidated tangible net worth of not less than $620 million (plus 50% of the proceeds of certain equity offerings and 25% of our consolidated positive net income for each completed fiscal year), and not to incur indebtedness through our subsidiaries exceeding 10% of the our shareholders’ equity less goodwill and intangible assets, not to incur liens on assets, merge or consolidate with (or dispose of substantially all our assets to) any person, engage in material new businesses, engage in transactions with affiliates except on arm’s-length terms or fail to satisfy any regulatory net capital or financial resources requirement or comply with applicable laws or regulations. For a description of our revolving credit facility, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources—Credit Facilities and Sources of Liquidity” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

Limitations on our Ability to Merge and Special Veto Rights of our Convertible Notes

Our ability to merge or consolidate (or dispose of substantially all of our assets) to any person is subject to restrictions in our Convertible Notes Indenture. Furthermore, the Convertible Notes, which may be converted, at any time, into shares of common stock, have special veto rights such that holders of two-thirds of the outstanding Convertible Notes must approve any issuance of new common stock by us to a person or group who is, or as a result would be, a 50% beneficial owner, and any repurchase of common stock by us when a 50% beneficial owner exists. For a description of the terms of our Convertible Notes, see “9.00% Convertible Notes due 2038” under Item 3.02 of our Current Report on Form 8-K filed on June 26, 2008, as well as the Convertible Notes Indenture, filed therewith as Exhibit 4.1.

Special Veto Rights of our Series B Preferred Stock

Holders of our Series B Preferred Stock have similar special veto rights to those described above relating to our Convertible Notes. For more information regarding the special veto rights of our Series B Preferred Stock, please refer to the section of this prospectus entitled “Description of Common Stock—Delaware Law and Our By-Laws—Special Veto Rights of Series B Preferred Stock.”

PLAN OF DISTRIBUTION

We may sell securities from time to time to purchasers directly, through broker-dealers acting as agents, dealers, or underwriters or through a combination of any of those methods of sale.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

The securities may be sold by us or by one or more of our subsidiaries that previously acquired the securities from us, from other of our subsidiaries, from third parties or in the open market. Any such subsidiary may be deemed to be an underwriter under the Securities Act of 1933 (the “Securities Act”).

Through Agents

We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act. We will name any agent that will participate in the distribution of the securities, and any commission we will pay to it will be described in the applicable prospectus supplement. Any agent will be acting on a “best efforts” basis for the period of its appointment, unless we indicate differently in the applicable prospectus supplement.

To Dealers

The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.

To Underwriters

The securities may also be sold to one or more underwriters and we will then execute an underwriting agreement with them at the time of sale. The names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to resell the securities.

Indemnification Arrangements

We may enter into indemnification agreements with underwriters, dealers, agents and other persons participating in the distribution of securities, who will then be entitled to indemnification by us against some civil liabilities. The indemnification covers liabilities under the Securities Act.

Delayed Delivery Arrangements

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers from a number of institutions to purchase securities from us. We will indicate our intention to do this in the applicable prospectus supplement. The contracts for these purchases will provide for payment and delivery on a future date or dates. These institutions include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others and must be approved by us. The obligations of purchasers under these contracts will be unconditional, except that:

•	at the time of delivery, the purchase of the securities shall not be prohibited under the laws of the jurisdiction of the purchaser; and

•	if the securities are also being sold to underwriters, we have to sell the securities not sold for delayed delivery to the underwriters.

The underwriters, dealers and other persons will not have any responsibility for the validity or performance of these contracts.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, MF Global Holdings Ltd. and its subsidiaries in the ordinary course of business. In addition, we may offer the securities to or through our affiliates, as underwriters, dealers or agents. Among our affiliates, MF Global Inc. may offer the securities for sale. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

Conflicts of Interest

MF Global Inc., a broker-dealer registered with FINRA and a wholly-owned subsidiary of MF Global Holdings Ltd., may participate in offerings of securities made by means of this prospectus. As such, MF Global Inc. has a “conflict of interest” as defined in NASD Conduct Rule 2720(f)(5)(B) and any offerings made by means of this prospectus will be conducted in compliance with Rule 2720. No underwriter having a Rule 2720 conflict of interest will be permitted under that rule to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

VALIDITY OF SECURITIES

Unless otherwise indicated in the prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan  & Cromwell LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the August Current Report, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended March 31, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$325,000,000

MF Global Holdings Ltd.

6.250% Senior Notes due 2016

PROSPECTUS SUPPLEMENT

Sole-Book-Running Manager

Jefferies

Co-Managers

BofA Merrill Lynch

BMO Capital Markets

COMMERZBANK

Natixis

Lebenthal & Co., LLC

Sandler O’Neill + Partners, L.P.

US Bancorp

August 3, 2011